UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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First Solar, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Solar, Inc.
350 West Washington Street
Suite 600
Tempe, Arizona 85288

March 28, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 annual meeting of stockholders of First Solar, Inc. on Wednesday, May 8, 2024 at 12:00 p.m., Eastern Time, which will be a virtual meeting, conducted via live webcast.

The virtual meeting format allows all of our stockholders the opportunity to participate in the annual meeting no matter where they are located. If you plan to attend the annual meeting virtually on the Internet, please follow the instructions in the “Questions and Answers About the Annual Meeting” section of this proxy statement.

This proxy statement contains important information about participating in the annual meeting, proxy voting, and the business to be conducted at the annual meeting, as does the Notice of Internet Availability of Proxy Materials that has been mailed to each stockholder (the “Notice”). The Notice also describes how you can access this proxy statement and a copy of our 2023 Annual Report to stockholders (the “2023 Annual Report”) on the Internet. We encourage you to read our 2023 Annual Report. It includes our audited consolidated financial statements and information about our operations, markets, and products.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. If you are a stockholder of record, you may vote on the Internet or by telephone, and, if you requested to receive printed proxy materials, by mailing the proxy card. If you hold your shares beneficially in street name, you may vote on the Internet and as is otherwise provided in the Notice you receive from your broker, bank, or other nominee. Please carefully review the instructions regarding each of your voting options described in this proxy statement and in any Notice you receive from us or your broker, bank, or other nominee.

Sincerely,

Mark R. Widmar
Chief Executive Officer

First Solar, Inc.
350 West Washington Street
Suite 600
Tempe, Arizona 85288

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2024 annual meeting of stockholders of First Solar, Inc. will be held on Wednesday, May 8, 2024 at 12:00 p.m., Eastern Time, virtually on the Internet. You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting meetnow.global/MTZZGUR. Further information regarding attendance, including how to access the virtual meeting, is set forth in the “Questions and Answers About the Annual Meeting” section of this proxy statement.

The purposes of the annual meeting are as follows:

1.to elect ten members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;
2.to ratify the appointment of PricewaterhouseCoopers LLP as First Solar, Inc.’s independent registered public accounting firm for the year ending December 31, 2024;
3.to approve an advisory resolution on the compensation of our named executive officers;
4.to approve an amendment and restatement of our bylaws to permit stockholders to call special meetings;
5.to vote on a stockholder proposal to adopt a shareholder right to call a special shareholder meeting; and
6.to transact such other business as may properly come before the annual meeting.
Any action may be taken on the foregoing proposals at the annual meeting on the date specified above or on any date or dates to which the annual meeting may be adjourned or postponed.

The close of business on March 18, 2024 is the record date for determining stockholders entitled to vote at the annual meeting. Only holders of common stock of First Solar, Inc. as of the record date are entitled to vote on the matters listed in this notice of annual meeting of stockholders. A complete list of stockholders entitled to vote at the annual meeting will be available for inspection by stockholders during normal business hours at our corporate headquarters located at 350 West Washington Street, Suite 600, Tempe, Arizona 85288 during the 10 days prior to the annual meeting. The list of stockholders will also be made available to stockholders virtually during the annual meeting. The Notice is first being mailed to stockholders, and this proxy statement is first being made available to stockholders, on or about March 28, 2024.

By order of the board of directors,

Jason Dymbort
General Counsel & Secretary
March 28, 2024

Your vote is very important
Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in any Notice you receive, in the section entitled “Questions and Answers About the Annual Meeting” beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, in the proxy card or voting instruction form enclosed with such proxy materials.

First Solar, Inc.
350 West Washington Street
Suite 600
Tempe, Arizona 85288

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of First Solar, Inc., a Delaware corporation (“First Solar,” the “Company,” “we,” “us,” or “our”), for use at the annual meeting of the Company’s stockholders to be held virtually on the Internet on Wednesday, May 8, 2024 commencing at 12:00 p.m., Eastern Time, and at any adjournment or postponement. Instructions on how to attend the annual meeting can be found below in “Questions and Answers About the Annual Meeting – How can I attend and vote at the annual meeting?”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders are being asked to consider and vote upon the following matters:
•the election of ten members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;
•the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024;

•the approval, on an advisory basis, of the compensation of our named executive officers;

•the approval of an amendment and restatement of our bylaws to permit stockholders to call special meetings; and

•to vote on a stockholder proposal to adopt a shareholder right to call a special shareholder meeting.

The stockholders will also transact any other business that may properly come before the annual meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are pleased to again take advantage of the Securities and Exchange Commission’s (the “Commission” or the “SEC”) “notice and access” rules that permit our proxy materials to primarily be provided on the Internet instead of mailing printed copies. This delivery method enables us to provide you with the information you need, while making delivery more efficient and environmentally friendly. In accordance with these rules, we have mailed a Notice to each of our stockholders of record, while stockholders who hold their shares beneficially in street name, as described further below, will receive a separate Notice directly from their broker, bank, or other nominee. The Notice was first mailed on or about March 28, 2024.

The Notice you receive will provide instructions regarding how you may access our proxy materials and our 2023 Annual Report on the Internet and will also provide instructions regarding how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice you receive. You will not receive a printed copy of the proxy materials unless you specifically request one (or have made such a request in the past).

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most First Solar stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record, and a Notice was sent directly to you by First Solar. As the stockholder of record, you have the right to attend the annual meeting and vote your shares during the meeting. If you are a stockholder of record and complete a valid proxy without indicating your voting preference for any of the five proposals, the proxy holders will vote your shares in accordance with the board of directors’ recommendations with respect to such proposals. If you will not be attending the annual meeting, you may also vote by granting a proxy over the Internet or by telephone, and, if you requested to receive printed proxy materials, by mailing the proxy card, as described in the Notice and below under the heading “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other nominee, like the substantial majority of our stockholders, you are considered the beneficial owner of shares held in street name, and a Notice was sent to you by your nominee. As the beneficial owner, you are invited to attend the annual meeting and vote your shares during the meeting, except that, since a beneficial owner is not the stockholder of record, you may not attend or vote your shares during the annual meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares as described in the Notice you receive and below under the heading “How can I attend and vote at the annual meeting?”

If you hold shares beneficially in street name and do not provide your broker, bank, or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given by the beneficial owner. Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors, or certain other matters if they have not received specific instructions from their clients. For your vote to be counted on such matters, you will need to communicate your voting decisions to your bank, broker, or other nominee before the date of the annual meeting or obtain a legal proxy to attend and vote at the annual meeting.

If you will not be attending the annual meeting, you may vote over the Internet and as otherwise described in the Notice you receive and below under the heading “How can I vote my shares without attending the annual meeting?”

How do I get electronic access to the proxy materials?

The Notice you receive will provide instructions regarding how you may view our proxy materials for the annual meeting and 2023 Annual Report on the Internet. If you are a stockholder of record, the Notice you receive will provide instructions regarding how you may instruct us to send our future proxy materials to you electronically by email, while if you are a beneficial owner, you should consult with your broker, bank, or other nominee regarding how to request electronic access to future proxy materials.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printing and mailing these materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

How does the board of directors recommend that I vote?

The board of directors recommends that you vote your shares (1) “FOR” each of the nominees to the board of directors named in this proxy statement, (2) “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024, (3) “FOR” approval of the resolution to approve the compensation of our named executive officers, (4) “FOR” the approval of an amendment and restatement of our bylaws to permit stockholders to call special meetings, and (5) “AGAINST” the stockholder proposal to adopt a shareholder right to call a special shareholder meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the annual meeting. The record date for the annual meeting is March 18, 2024. Attendance at the virtual annual meeting will be limited to such stockholders of record, their proxies, beneficial owners that have obtained a legal proxy from their stockholder of record, and our invited guests.

The Company’s sole outstanding capital stock is its common stock, with a par value of $0.001 per share. Each holder of our common stock is entitled to one vote per share on each matter submitted at the annual meeting. At the close of business on the record date, there were 107,038,016 shares of our common stock outstanding and eligible to vote at the annual meeting.

How can I attend and vote at the annual meeting?

Stockholders of record at the close of business on March 18, 2024 will be able to attend the annual meeting, vote, and submit questions during the annual meeting by visiting meetnow.global/MTZZGUR at the meeting date and time. We encourage you to access the annual meeting prior to the start time. To access the virtual annual meeting from the website, you will need to use the 15-digit control number located in the shaded bar on the Notice you receive, or on the proxy card.

Have the Notice or proxy card in hand when you access the website and then follow the instructions. If you are a stockholder of record, you are already registered for the virtual meeting. If you hold your shares beneficially in street name, you must register in advance to attend the virtual meeting, vote, and submit questions. To register in advance, you must obtain a legal proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to Computershare. Requests for registration should be directed to:

Computershare
First Solar Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Requests from beneficial owners for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 30, 2024. Even if you plan to attend the virtual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Stockholders of record and beneficial owners who duly registered to attend the annual meeting will be able to vote their shares and submit questions at any time during the virtual meeting by following the instructions on the website referenced above.

If you have technical difficulties or trouble accessing the virtual meeting, please access the support link provided on the website referenced above.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or telephone by following the instructions provided in the Notice and, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may vote by proxy over the Internet by following the instructions provided in the Notice you receive or as is otherwise provided in such Notice.

Can I change my vote after I submit my proxy?

Yes, you may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to First Solar’s Corporate Secretary at 350 West Washington Street, Suite 600, Tempe, Arizona 85288 prior to your shares being voted, or by attending the annual meeting and voting. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold shares beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or other nominee in accordance with the instructions they provide for such purpose, or, if you have obtained a legal proxy from your broker, bank, or other nominee giving you the right to vote your shares, by attending the annual meeting and voting.

How many shares must be present to hold the annual meeting?

A quorum must be present at the annual meeting for any business to be conducted. For purposes of the annual meeting, a quorum is met by the presence at the annual meeting, directly or by proxy, of the holders of a majority of the total voting power of the outstanding shares of common stock entitled to vote at the annual meeting on the record date. At the close of business on the record date, there were 107,038,016 shares of our common stock outstanding and eligible to vote at the annual meeting. In accordance with Delaware law, the board of directors has authorized that the annual meeting be held via virtual meeting, and accordingly, stockholders and proxy holders virtually attending the annual meeting are deemed present in person for purposes of determining the presence of a quorum. Both “abstentions” and “broker non-votes” are counted for the purpose of determining the presence of a quorum. If a quorum is not present, the chair of the annual meeting may adjourn the meeting until a quorum is present.

What is the voting requirement to approve each of the proposals?

Pursuant to our bylaws, in uncontested elections of directors each nominee is to be elected by the affirmative vote of a majority of the votes cast with respect to such nominee’s election. A person shall be considered to have received a majority of the votes cast with respect to such person’s election only if the number of votes cast “FOR” such person’s election exceeds the number of votes cast “AGAINST” such person’s election.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024 requires the affirmative vote of holders of a majority of the stock represented and voting on such question.

The preference of the stockholders with respect to the approval, on an advisory basis, of the resolution approving the compensation of our named executive officers will be determined based on the choice (“FOR” or “AGAINST”) receiving the greatest number of votes. The advisory vote on executive compensation is not binding upon the board of directors. However, the board of directors and compensation committee will take into account the outcome of the advisory vote when considering future executive compensation arrangements.

The proposal to approve the amendment and restatement of our bylaws to permit stockholders to call special meetings requires the affirmative vote of holders of a majority of the stock represented and voting on such question. See “What if our stockholders approve both Proposal No. 4 and Proposal No. 5, or approve only one of them?” for additional considerations regarding voting for Proposal No. 4.

The stockholder proposal to adopt a shareholder right to call a special shareholder meeting requires the affirmative vote of holders of a majority of the stock represented and voting on such question. See “What if our stockholders approve both Proposal No. 4 and Proposal No. 5, or approve only one of them?” for additional considerations regarding voting for Proposal No. 5.

“Abstentions” and “broker non-votes” will not be counted as a vote cast for purposes of any of the five proposals, thus, neither “abstentions” nor “broker non-votes” will affect the outcome of any matter being voted on at the annual meeting, assuming that a quorum is obtained.

What if our stockholders approve both Proposal No. 4 and Proposal No. 5, or approve only one of them?

Our Stockholders may vote in favor of both Proposal No. 4 and Proposal No. 5. However:

•If Proposal No. 4 receives a sufficient number of affirmative votes for approval and Proposal No. 5 receives less than the number of affirmative votes necessary for approval, then Proposal No. 4 will be binding on us. In that event, the New Bylaws (as defined below) will become effective immediately.

•If Proposal No. 5 receives a sufficient number of affirmative votes for approval and Proposal No. 4 receives less than the number of affirmative votes necessary for approval, then the board of directors will amend the Company’s amended and restated bylaws to provide stockholders with the right to call a special meeting with provisions consistent with those specified in Proposal No. 5.

•If each of Proposal No. 4 and Proposal No. 5 receives a sufficient number of affirmative votes for approval, then we will implement the proposal that received the greater number of affirmative votes.

•If neither Proposal No. 4 nor Proposal No. 5 receives a sufficient number of affirmative votes for approval, then we will not implement either proposal.

Who pays for the costs of soliciting proxies?

We will reimburse brokerage firms, banks, and other nominees for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock on the record date. In addition to solicitation by mail and the Internet, the Company’s directors, officers, and associates (which is our term for employees and is used throughout this proxy statement to mean employees) may solicit proxies personally, by telephone, or by electronic communication, without additional compensation.

How do I obtain more information about the Company?

A copy of our 2023 Annual Report is available on the website www.edocumentview.com/fslr. Our Annual Report on Form 10-K for the year ended December 31, 2023 is also available on the Investors section of our website at www.investor.firstsolar.com. You may also obtain, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023 by writing to Investor Relations at First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85288; Email: investor@firstsolar.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2024

This proxy statement and our 2023 Annual Report are available at www.edocumentview.com/fslr.

A Note About the Company Website
Although we include references to our website (www.firstsolar.com) throughout this proxy statement, information that is included on our website is not incorporated by reference into, and is not a part of, this proxy statement. Our website address is included as an inactive textual reference only.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures will typically be included within the Investors section of our website. Accordingly, investors should monitor such portions of our website, in addition to following our press releases, SEC filings, and public conference calls and webcasts.

CORPORATE GOVERNANCE

We have adopted corporate governance guidelines that address the governance activities of the board of directors and include criteria for determining the independence of its members. These guidelines are in addition to the requirements of the SEC and The NASDAQ Stock Market LLC (“NASDAQ”). The guidelines also include requirements for the standing committees of the board of directors, responsibilities for board members, and the annual self-evaluation of our board’s and its committees’ effectiveness. The corporate governance guidelines are available on our website at www.firstsolar.com under “Investors – Governance.” At any time that these guidelines are not available on our website, we will provide a copy upon written request made to Investor Relations at First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85288.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all directors and associates, including our chair, chief executive officer, chief financial officer, and other executive officers. These standards are designed to deter wrongdoing and to promote the honest and ethical conduct of all directors and associates. The code of business conduct and ethics is posted on our website at www.firstsolar.com under “Investors – Governance.” Any substantive amendment to, or waiver from, any provision of the code of business conduct and ethics with respect to any director or executive officer will be posted on our website.

Board of Directors Composition

As of the date hereof, the board of directors is composed of 12 directors, including 10 independent directors and two non-independent directors, consisting of our chair of the board and our chief executive officer. Messrs. Chapman, Hambro, and Kennedy are not standing for re-election upon expiration of their current terms at the 2024 annual meeting. Pursuant to a resolution of the board of directors, effective as of the conclusion of the 2024 annual meeting, the board of directors shall be composed of 10 directors.

Board of Directors Leadership Structure

The board of directors’ current leadership structure separates the positions of chair and chief executive officer. Although the roles of chair of the board and chief executive officer are currently separated, the board of directors has not adopted a formal policy regarding its leadership structure and instead believes that the right structure should be based on the needs and circumstances of the Company, its board, and its stockholders at a given point in time, and that the board of directors should remain adaptable to shaping the leadership structure as those needs change.

The board of directors has established the position of lead independent director and adopted a Charter of the Lead Independent Director setting forth the duties and responsibilities of the position. The lead independent director’s primary duties and responsibilities include (i) presiding at executive sessions of the board of directors, (ii) calling meetings of the independent directors of the board of directors, (iii) approving agendas for meetings of the board of directors, and (iv) serving as a liaison between the Company’s stockholders and the board of directors and between the independent directors and management. Molly E. Joseph served as the Company’s first lead independent director from July 2021 until July 2023. On July 20, 2023, William J. Post was unanimously selected by the independent directors of the board of directors to succeed Ms. Joseph as Lead Independent Director for a one-year renewable term. Mr. Post brings extensive executive and public company board experience to the role, as well as considerable technical experience and expert knowledge on how to grow utility markets. Mr. Post is also a member of the board of directors’ nominating and governance committee, compensation committee, and technology committee.

The Board’s Role in Risk Oversight

We have a comprehensive risk management process in which management is responsible for identifying and managing the Company’s risks, and the board of directors and its committees provide oversight in connection with these efforts. Risks are identified, assessed, and managed on an ongoing basis and communicated with management during periodic meetings or otherwise, as appropriate. Existing and potential material risks are addressed during periodic senior management meetings, resulting in both board and committee discussions. In addition, risk assessment is embedded in our business decision-making, business planning, budgeting, and strategic planning.

The board of directors is responsible for overseeing management in management’s execution of its risk management responsibilities and for assessing the Company’s approach to risk management. The board of directors administers this risk oversight function either through the full board or through one of its four standing committees, each of which examines various components of the Company’s enterprise risks as part of its responsibilities. The full board reviews enterprise-wide strategic risks and certain other higher risk areas on a regular basis. An overall review of risk is inherent in the board’s consideration of our long-term strategies and in the transactions and other matters presented to the board of directors, including capital expenditures, manufacturing capacity expansions, acquisitions, budgeting, and significant financial matters. A summary of the committee risk management responsibilities are as follows:

•Audit committee: Oversees financial risks (including risks associated with accounting, financial reporting, enterprise resource planning systems, and foreign currencies), legal and compliance risks, information security risks (including cybersecurity), and other risk management functions.

•Compensation committee: Considers risks related to the attraction and retention of talent (including management succession planning) and risks related to the design of compensation programs and arrangements, including a periodic review of such compensation programs to ensure that they do not encourage excessive risk-taking.

•Nominating and governance committee: Considers risks related to corporate governance practices, including the Company’s Environmental, Social, and Corporate Governance (“ESG”) strategy, policies, and initiatives.

•Technology committee: Considers risks related to our products (such as product warranties and other product quality and reliability matters) and our ability to achieve the targets in our technology and product roadmaps.

Management regularly reports on risk-related matters to the board of directors or the relevant committee thereof. Management presentations containing information regarding risks and risk management initiatives are given throughout the year in connection with quarterly and special board and committee meetings as well as other communications as needed or as requested by the board of directors or its committees. In addition, our internal audit team reports to the audit committee on a quarterly basis and has open access to the chair of the audit committee.

Policy Regarding Hedging of Company Securities

Our insider trading policy prohibits all directors and associates, including all executive officers, from engaging in any short sales with respect to Company securities; buying or selling puts, calls, or derivatives on Company securities; and purchasing Company securities on margin.

Share Ownership Requirements

We remain committed to monitoring compliance with our share ownership guidelines pursuant to which our executive officers and directors are required to achieve shareholdings equal to three times his or her annual base salary or five times his or her annual retainer, as applicable, with the exception of our chief executive officer who is required to achieve shareholdings equal to six times his or her annual base salary. Under these guidelines, executives and directors have five years from their date of hire or promotion, or appointment to the board of directors, as applicable, to obtain the required ownership levels. We impose certain limits on the disposition of stock until an executive officer meets and maintains the required ownership level.

Committee Composition

We have four standing committees of the board of directors: the audit committee, the compensation committee, the nominating and governance committee, and the technology committee. The committee membership and meetings during 2023 along with the function of each of the committees are described below.

During 2023, the board of directors held seven meetings, and every director attended at least 75% of the total number of meetings of the board of directors and the committees on which he or she served, for an average of approximately 94% attendance.

The following is a list of all directors and the committees on which the directors served as of March 14, 2024:

Board of Directors Member	Audit Committee	Compensation Committee	Nominating and Governance Committee	Technology Committee (4)
Michael J. Ahearn	—	—	—	Member
Richard D. Chapman (1)	Member	Member	—	—
Anita Marangoly George	—	—	—	Member
George A. (“Chip”) Hambro (2)	—	—	—	Chair
Molly E. Joseph	Member	—	Member	—
Craig Kennedy (3)	Member	—	—	—
Lisa A. Kro	Chair	—	—	—
William J. Post	—	Member	Member	Member
Paul H. Stebbins	Member	Member	Chair	—
Michael Sweeney	—	Chair	Member	—
Mark R. Widmar	—	—	—	—
Norman L. Wright		Member	Member
——————————
(1)Mr. Chapman is not standing for re-election upon expiration of his current term at the 2024 annual meeting.

(2)Mr. Hambro is not standing for re-election upon expiration of his current term at the 2024 annual meeting.

(3)Mr. Kennedy is not standing for re-election upon expiration of his current term at the 2024 annual meeting.

(4)Assuming election of Dr. Renduchintala to the board of directors, it is expected that Dr. Renduchintala will be appointed as the chair of the technology committee.

Audit Committee

The audit committee oversees our financial reporting process on behalf of the board of directors and reports to the board of directors the results of these activities, including monitoring the effectiveness of the systems of internal controls established by management, the Company’s audit and compliance process, and the Company’s financial report filings. The audit committee, among other duties:

•engages the independent registered public accounting firm;

•pre-approves all audit and non-audit services provided by the independent registered public accounting firm;

•reviews with the independent registered public accounting firm the plans and results of the audit engagement;

•considers whether any non-audit services provided by the independent registered public accounting firm conflict with the independence of such independent registered public accounting firm;

•participates in the selection of the lead engagement partner of the independent registered public accounting firm in conjunction with the mandatory rotation of the lead engagement partner;

•reviews the independence of the independent registered public accounting firm;

•oversees the internal audit function, including the processes and procedures relating to risk assessment and risk management of financial, disclosure, and reporting related matters;

•regularly reviews and discusses with management any major financial risk exposures and the steps management has taken to monitor and control such exposures, including management’s risk assessment and programs associated with internal control systems; and

•regularly reviews and discusses with management information security risks (including cybersecurity) and the steps management has taken to monitor and control such exposures, including (i) integration of the Company’s cybersecurity controls and procedures, (ii) program prevention and remediation details, (iii) roadmaps of planned activities and improvements, (iv) internal training and awareness activities, and (v) material cyber incident response plans.

Each member of the audit committee is independent and meets the standards for financial knowledge for companies listed on NASDAQ. In addition, the board of directors has determined that Ms. Kro, an independent director, is qualified as an audit committee financial expert within the meaning of Commission regulations. Ms. Kro’s qualifications as an audit committee financial expert are set forth in her bio under “Directors.”

During 2023, the audit committee held six meetings. The audit committee operates pursuant to a written charter, which is available on our website at www.firstsolar.com under “Investors – Governance.”

Compensation Committee

The compensation committee reviews and recommends compensation and benefit plans for our officers and directors, reviews the base salary and incentive compensation for each executive officer, reviews and approves corporate goals and objectives relevant to compensation for each executive officer, including our chief executive officer, administers our incentive compensation program for key executive and management associates, and reviews at least annually the benefits strategy for all associates. During 2023, the compensation committee held six meetings.

During 2023, the compensation committee engaged Willis Towers Watson (“WTW”), an independent compensation consulting firm, to advise the compensation committee on matters pertaining to the design, governance, and oversight of executive compensation.

The compensation committee reviews information provided by WTW and analyzes overall Company compensation to ensure that subjective factors such as responsibilities, positions, individual performance, and other similar conditions are recognized, and it also considers information and recommendations from management regarding past, present, and future compensation of our executive officers under various payment scenarios. For further discussion of the nature and scope of WTW’s assignment, see “Compensation Discussion and Analysis – Compensation Committee Practices – Selection of Peer Companies.”

Pursuant to its charter, the compensation committee has implemented several safeguards to ensure that WTW provides the compensation committee with independent and objective advice, including through the compensation committee directly retaining WTW, having the sole authority to terminate WTW, and determining the terms and conditions of WTW’s engagement, including the fees charged. On an annual basis, the compensation committee also considers the independence of its advisors, including WTW, on the basis of the following five independence factors under the listing standards of NASDAQ and in accordance with Rule 10C-1(b)(4) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and solicits information on these factors in annual certifications from its advisors including these for WTW in 2023:

•whether the advisor provides other services to the Company. In addition to executive compensation services provided by compensation committee consultants of WTW, in 2023 other WTW consulting practices within its Health, Wealth & Career segment provided other services to the Company on matters pertaining to non-executive job leveling and associate compensation;

•the amount of fees received from the Company as a percentage of the advisor’s total revenue. The total fees we paid to WTW in 2023 represented 0.003% of WTW’s revenue for its 2023 fiscal year of $9.5 billion;

•the policies and procedures of the advisor that are designed to prevent a conflict of interest. WTW has represented to the compensation committee that it has policies and protocols that are intended to ensure that its advice is fully objective and independent. For example, WTW compensation committee consultants do not participate in any of the other consulting services provided to the Company by WTW; and they are not compensated for other services provided to us;

•whether a business or personal relationship exists between the advisor and any member of the compensation committee or executive officer of the Company. No such relationships exist (aside from professional services that WTW may provide to other companies on whose boards our compensation committee members may serve; and/or, in the case of executive officers, aside from the business relationship between WTW and the Company); and

•whether the advisor owns any Company stock. WTW has represented to the compensation committee that no WTW compensation committee consultants directly own any stock of First Solar, other than investments in mutual funds or other funds that are managed without the consultant’s input.

Based on its review of these factors, the compensation committee concluded that the work of WTW did not raise any conflicts of interest.

The compensation committee operates pursuant to a written charter, which is available on our website at www.firstsolar.com under “Investors – Governance.”

Compensation Committee Interlocks and Insider Participation

During our last completed fiscal year, Richard D. Chapman, William J. Post, Paul H. Stebbins, Michael Sweeney, and Norman L. Wright served as members of our compensation committee. None of the members of our compensation committee was an executive officer or associate of the Company during our last completed fiscal year or was formerly an officer of the Company. During such period, none of our executive officers served as a member of the compensation committee or board of directors of any entity where one or more of such other entity’s executive officers serves on our compensation committee or our board of directors.

Nominating and Governance Committee

The nominating and governance committee reviews the composition, structure, and performance of the board of directors and its committees and leads the process to assess their performance, assesses candidates for appointment to the board, and recommends to the board whether such candidates should stand for election at the next meeting of stockholders. The nominating and governance committee also periodically reviews the Company’s ESG strategy, policies, and initiatives (other than initiatives delegated to other committees), and receives updates from management (at a minimum, biannually) about significant ESG activities, including, among others: (i) energy, emissions, and resource efficiency; (ii) inclusion, diversity, and belonging; (iii) product innovation and reliability; (iv) responsible sourcing and human rights; (v) public policy; and (vi) circular economy. During 2023, the nominating and governance committee held five meetings.

The nominating and governance committee operates pursuant to a written charter, which is available on our website at www.firstsolar.com under “Investors – Governance.”

Director nominees are recommended by the nominating and governance committee for selection by the board of directors. In considering new nominees for the board of directors, the nominating and governance committee considers qualified and diverse individuals who, if added to the board of directors, would provide an appropriate mix of director characteristics, experience, perspectives, and skills. In accordance with the corporate governance guidelines adopted by the board of directors and the nominating and governance committee charter, criteria for selection of candidates, whether nominated by the committee or by a stockholder, include, but are not limited to: (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of perspective and experience in such areas as business, technology, finance and accounting, marketing, government, and other disciplines relevant to our business; (iv) diversity of background, including diversity of gender, race, and ethnicity; and (v) whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings. Consistent with the foregoing, the board and nominating and governance committee are committed to actively seeking qualified women and minority candidates as part of the search process for new board members, and shall include at least one racially or ethnically diverse candidate in each search process for new members of the board of directors.

As indicated by these criteria, the nominating and governance committee does not follow any ratio or formula to determine the composition of the board of directors. Rather, the committee uses its judgment to identify qualified and diverse nominees whose backgrounds, attributes, and experiences, taken as a whole, will contribute to the high standards of board service at the Company. The effectiveness of this approach is evidenced by the directors’ participation in the insightful and robust deliberation that occurs at board and committee meetings and in shaping the agendas for those meetings. The board of directors and the nominating and governance committee will continue to monitor the effectiveness of their approach through assessing the results of any new director search efforts and through the board’s and the nominating and governance committee’s self-evaluation processes in which directors discuss and evaluate the composition and functioning of the board of directors and its committees.

The nominating and governance committee considers candidates for board membership recommended by the nominating and governance committee members and other board members, our stockholders, and any other appropriate sources, including a search firm in instances where at least one qualified racially or ethnically diverse candidate has not been identified among our directors’ or executive leadership team’s personal networks. If a stockholder submits a nominee recommendation, the nominating and governance committee will evaluate the qualifications of such stockholder recommended nominee using the same selection criteria the committee uses to evaluate other potential nominees.

Our bylaws require that a stockholder who wishes to nominate an individual for election as a director at our annual meeting must give us advance written notice. The notice must be delivered to or mailed and received by our Corporate Secretary not later than 90 days or earlier than 120 days prior to the anniversary date of the preceding year’s annual meeting. If the annual meeting for which the recommendation is submitted is more than 30 days earlier or more than 60 days later than such anniversary date, such recommendation must be received by our Corporate Secretary not earlier than 120 days prior to the annual meeting and not later than the later of 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the annual meeting date is first made by the Company.

Technology Committee

The technology committee oversees our product and technology-related strategies, processes, and programs. During 2023, the technology committee held four meetings.

The technology committee operates pursuant to a written charter, which is available on our website at www.firstsolar.com under “Investors – Governance.”

Proxy Access

In 2023, we amended our bylaws to adopt a “proxy access” provision. Such provision permits a stockholder (or a group of up to 20 stockholders) who, subject to certain conditions, has owned 3% or more of our common stock continuously for at least three years, to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two directors or 20% of the total numbers of directors in office, subject to certain conditions. Such stockholder(s) and director nominee(s) must satisfy all eligibility, procedural, and disclosure requirements specified in our bylaws, including that each director nominee submitted through the proxy access provisions must meet the qualifications to be an independent director.

Stockholder Communications with Directors

A stockholder who wishes to communicate directly with the board of directors, a committee of the board, or an individual director regarding matters related to First Solar should send the communication to First Solar’s Corporate Secretary at 350 West Washington Street, Suite 600, Tempe, Arizona 85288.

We will forward stockholder correspondence about First Solar to the board of directors, committee, or individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements.

Attendance at Stockholder Meetings

We do not have a policy on directors attending our annual meetings. Last year’s annual meeting was held on May 9, 2023 and was attended by five directors.

Sustainability Reporting

The Company discloses substantial information about a number of topics relating to sustainability that may be of interest to our stockholders. For information about our efforts regarding our environmental footprint analysis; greenhouse gas emissions intensity reduction; waste management and high-value recycling; and our commitments to diversity, labor and human rights, responsible sourcing, and operating a supply chain free of conflict minerals; please read our 2023 Sustainability Report, which is available on our website at www.firstsolar.com/responsiblesolar. The information contained in or connected to our website is not incorporated by reference into this proxy statement.

Our thin film module technology has the fastest energy payback time, smallest carbon footprint, and lowest water use of any competing photovoltaic (“PV”) solar technology, measured on a lifecycle basis that accounts for the energy and water used for the raw materials, throughout our manufacturing process, and during end-of-life module recycling. Our Series 7TM (“Series 7”) module is our most eco-efficient product to date--with a carbon and water footprint that is nearly four times lower than conventional crystalline silicon modules manufactured in China and an energy payback time that is approximately five times faster. In just two months under high irradiation conditions, First Solar Series 7 PV modules produce more energy than was required to create them. This corresponds to a 180- fold energy return on investment (“EROI”) over a 30-year project lifetime, providing an abundant net energy gain to the electricity grid. Our Series 7 modules are made of 16% recycled content.

As of December 31, 2023, Our Series 6TM (“Series 6”) and Series 6 PlusTM modules are the world’s first and only PV products to be included in the Electronic Product Environmental Assessment Tool (“EPEAT”) Registry’s Photovoltaic and Inverters product category. The EPEAT Registry enables the identification of credible sustainable electronic products from a broad range of manufacturers based on several factors, including management of substances in the product, manufacturing energy, water use, product packaging, end-of-life recycling, corporate responsibility, and human rights. We are currently working towards meeting the new ultra low-carbon solar criteria published by the Global Electronics Council in 2023 and registering our Series 7 modules in EPEAT.

In 2023, First Solar became the first of the world’s largest solar manufacturers to have our science-based and net zero targets validated by the Science-based Target Initiative (“SBTi”). We have set science-based targets to reduce our absolute direct (scope 1) and indirect (scope 2) greenhouse gas (“GHG”) emissions by 34% by 2028 and achieve net zero GHG emissions by 2050, relative to 2020. We have also committed to the RE100 campaign, a collaborative, global initiative of influential businesses committed to 100% renewable electricity, in which we plan to utilize renewable sources to power our global manufacturing operations by 2028.

First Solar has a long-standing leadership position in PV recycling, with over 15 years of experience in operating high-value PV recycling facilities on a global and industrial scale. First Solar has a unique and long-standing leadership position in PV recycling, having established the industry’s first global recycling program in 2005 and having recycled over 300,000 metric tons of PV modules to date--more than any other PV recycler or PV recycling scheme. While most PV recycling processes focus only on recovering high-mass fraction materials such as glass and frames (i.e., bulk recycling), our industry-leading PV solar module recycling process further enhances our sustainability advantage by also recovering the semiconductor material for reuse. Our recycling process contributes to a circular economy by recovering approximately 90% of the glass for reuse in new glass products and over 90% of the semiconductor material for reuse in new modules.

In addition to environmental stewardship, First Solar is committed to protecting human rights, enforcing fair labor practices, and addressing the potential risks of forced labor, child labor, human trafficking, and slavery across our own operations and the operations of our suppliers. We own and operate the facilities which manufacture our modules, from sheet of glass to completed module, under one roof. Our manufacturing processes follow a single set of global specifications for components, resulting in a tightly controlled supply chain and quality product. Furthermore, we do not source any module components from Xinjiang, China, which mitigates supply chain disruptions and human rights risks. Our labor and human rights policy establishes minimum requirements for all

First Solar associates and we require our suppliers to commit to comply with the Responsible Business Alliance code of conduct (“RBA code”). Under the terms of First Solar’s supplier agreements, suppliers must also represent, warrant, and covenant that they will not use child, slave, prisoner, or any other form of forced or involuntary labor, or engage in abusive employment in the supply of goods or provision of services. We audit both new and high-risk suppliers for quality as well as environmental, health and safety, ethics, labor, and human rights performance, using the RBA code as a framework. Further, before we use materials and components from a direct supplier in our manufacturing process, a supplier must undergo a rigorous qualification process. As of December 31, 2023, our manufacturing facilities in Ohio, Malaysia, and Vietnam completed third-party RBA Validated Assessment Program (“VAP”) audits and achieved a platinum status, the highest possible VAP rating.

Board Expertise and Diversity

The board of directors seeks members who have distinguished records of leadership and success in their area of activity and diversity of background, including diversity of gender, race, and ethnicity. The board of directors believes that maintaining a diverse membership enhances the board of directors’ discussions and enables the board of directors to better represent all of the Company’s constituents, including employees, customers, suppliers, and investors. The Company’s corporate governance guidelines and the nominating and governance committee charter both reflect this commitment to diversity and inclusion, with each calling for consideration of a director candidate’s background, including their gender, race, and ethnicity, as well as a commitment to include one or more racially or ethnically diverse candidate in each search process for new members of the board of directors.

A diverse board sets the tone from the top, which enables the Company to drive diversity and inclusion throughout our organization and to better engage with and understand key stakeholders. Our board of directors and the nominating and governance committee view diversity in a broad sense. Our board of directors and the nominating and governance committee take into consideration not only gender, race, ethnicity, disability, sexual orientation, and national origin, but also the mix of qualifications of directors and candidates, including tenure, experiences, background, and talents. Accordingly, the board of directors is committed to actively seeking out highly qualified women and individuals from minority groups, as well as candidates with diverse or non-traditional backgrounds, skills, and experiences as part of the director search process. In recent years, the board of directors and nominating and governance committee have demonstrated this commitment to diversity, with six of the seven most recently nominated new director candidates being diverse with respect to gender, race, or ethnicity.

As illustrated by their biographies, each of our directors was chosen because his or her background provides each director with the experience and skill set necessary to enable the Company to succeed.

The board of directors and nominating and governance committee believe that the board of directors comprises a diverse group of individuals with respect to thought, talent, and background. The board of directors and nominating and governance committee continue to consider the diversity of experience and perspective, including racial, ethnic, gender, and sexual orientation diversity, that future director candidates may bring to the board.

The following matrices provide enhanced disclosure regarding the skills and diversity of the members of our board, including certain types of skills, experiences, and attributes which our board believes are relevant to our business and industry. The matrices do not encompass all of the skills, experiences, or attributes of our directors, and the fact that a particular skill, experience, or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular skill, experience, or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of skill and experience listed below may vary among the members of the board.

Board Skills Matrix (as of March 15, 2024)
Total Number of Directors						12
	Ahearn	Chapman	George	Hambro	Joseph	Kennedy	Kro	Post	Stebbins	Sweeney	Widmar	Wright
Knowledge, Skills, and Experience													Total
Public Company Board Experience	•		•		•	•	•	•	•	•	•	•	10
Executive Experience	•	•	•	•	•	•	•	•	•	•	•	•	12
Financial Expertise	•	•	•		•	•	•	•	•	•	•	•	11
Risk Management	•	•	•	•	•		•	•	•	•	•	•	11
Accounting		•					•				•		3
Legal / Regulatory	•				•			•					3
Corporate Governance / Ethics		•			•	•	•	•	•	•			7
Environmental / Social Responsibility				•	•	•	•	•	•	•		•	8
Human Resources / Compensation		•		•			•	•	•	•			6
Operations / Strategic Planning	•	•	•	•	•		•	•	•	•	•	•	11
Technology	•		•	•			•	•			•	•	7
Manufacturing / Utilities / Renewable Energy	•		•	•				•	•		•		6
Public Policy / Academia			•		•	•		•	•				5
Mergers and Acquisitions	•	•			•		•	•	•	•	•		8

Board Skills Matrix (after the completion of the 2024 annual meeting of stockholders) (1)
Total Number of Directors				10
	Ahearn	George	Joseph	Kro	Post	Renduchintala	Stebbins	Sweeney	Widmar	Wright
Knowledge, Skills, and Experience											Total
Public Company Board Experience	•	•	•	•	•	•	•	•	•	•	10
Executive Experience	•	•	•	•	•	•	•	•	•	•	10
Financial Expertise	•	•	•	•	•		•	•	•	•	9
Risk Management	•	•	•	•	•	•	•	•	•	•	10
Accounting				•					•		2
Legal / Regulatory	•		•		•	•					4
Corporate Governance / Ethics			•	•	•	•	•	•			6
Environmental / Social Responsibility			•	•	•	•	•	•		•	7
Human Resources / Compensation				•	•	•	•	•			5
Operations / Strategic Planning	•	•	•	•	•	•	•	•	•	•	10
Technology	•	•		•	•	•			•	•	7
Manufacturing / Utilities / Renewable Energy	•	•			•	•	•		•		6
Public Policy / Academia		•	•		•	•	•				5
Mergers and Acquisitions	•		•	•	•	•	•	•	•		8
——————————
(1)Assumes the election of each of the director nominees nominated for election under Proposal No. 1.

Board Diversity Matrix (as of March 15, 2024)
Total Number of Directors						12
	Ahearn	Chapman	George	Hambro	Joseph	Kennedy	Kro	Post	Stebbins	Sweeney	Widmar	Wright
Part I: Gender Identity
Female			•		•		•						3
Male	•	•		•		•		•	•	•	•	•	9
Part II: Demographic Background
African American or Black												•	1
Alaskan Native or Native American
Asian			•										1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	•	•		•	•	•	•	•	•	•	•		10
Two or More Races or Ethnicities
LGBTQ+

Board Diversity Matrix (after the completion of the 2024 annual meeting of stockholders) (1)
Total Number of Directors				10
	Ahearn	George	Joseph	Kro	Post	Renduchintala	Stebbins	Sweeney	Widmar	Wright
Part I: Gender Identity
Female		•	•	•							3
Male	•				•	•	•	•	•	•	7
Part II: Demographic Background
African American or Black										•	1
Alaskan Native or Native American
Asian		•				•					2
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	•		•	•	•		•	•	•		7
Two or More Races or Ethnicities
LGBTQ+
——————————
(1)Assumes the election of each of the director nominees nominated for election under Proposal No. 1.

DIRECTORS

Members of the board of directors are elected at each annual meeting of stockholders and serve until the next annual meeting or until their respective successors have been elected and qualified. The following information provided with respect to the principal occupation, affiliations, and business experience for each of the candidates for election to the board of directors has been furnished to us by such candidates.

The name of and certain information regarding each director is set forth below as of March 14, 2024. Other than Richard D. Chapman, George A. (“Chip”) Hambro, and Craig Kennedy, who are not standing for re-election at the annual meeting, each of the persons is a candidate for election to the board of directors at the annual meeting. In concluding that each of the following persons should serve as a director, the board of directors considered such person’s qualifications as described below and determined that each individual would provide the contributions to the board of directors as specified. There are no family relationships among directors or executive officers of the Company.

Name	Age	Current Position with First Solar	Director Since
Michael J. Ahearn	67	Chair of the Board	2000
Richard D. Chapman (1)	70	Director	2012
Anita Marangoly George	63	Director	2021
George A. (“Chip”) Hambro (2)	60	Director	2012
Molly E. Joseph	50	Director	2017
Craig Kennedy (3)	72	Director	2007
Lisa A. Kro	58	Director	2022
William J. Post	73	Lead Independent Director	2010
Venkata “Murthy” Renduchintala	58	Director Nominee	—
Paul H. Stebbins	67	Director	2006
Michael Sweeney	66	Director	2003
Mark R. Widmar	58	Chief Executive Officer and Director	2016
Norman L. Wright	59	Director	2022
——————————
(1)Mr. Chapman is not standing for re-election upon expiration of his current term at the 2024 annual meeting.

(2)Mr. Hambro is not standing for re-election upon expiration of his current term at the 2024 annual meeting.

(3)Mr. Kennedy is not standing for re-election upon expiration of his current term at the 2024 annual meeting.

Michael J. Ahearn, Chair of the Board, Technology Committee. Mr. Ahearn previously served as the Company’s chief executive officer from August 2000 to September 2009; interim chief executive officer from October 2011 to May 2012; executive chair from October 2009 to December 2010 and May 2012 to July 2012; and non-executive chair from January 2011 to October 2011 and July 2012 to present. Mr. Ahearn is currently Chair and Managing Partner of True North Venture Partners, L.P., a venture capital firm he launched in 2011 to invest primarily in early stage companies in the energy, water, agriculture, and waste sectors. Prior to First Solar, he was partner and president of an equity investment firm, JWMA (formerly True North Partners, LLC). Prior to joining JWMA, Mr. Ahearn practiced law as a partner in the firm of Gallagher & Kennedy. Mr. Ahearn currently serves as a member of the board of directors of Cox Enterprises, Inc.; and a member of the Global Advisory Board of Beijing Climate Policy Initiative. Mr. Ahearn holds a B.A. in Finance and a J.D. from Arizona State University. During his tenure as chief executive officer of First Solar, Mr. Ahearn led the development and expansion of First Solar from a small, privately held company to a successful multinational, industry-leading public company.

Relevant Skills and Experience
Mr. Ahearn’s experience and insight are critical resources to the board of directors. His service as a former CEO of First Solar, including leading the transition of the Company from a start-up to one of the industry’s major solar technology companies and global providers of PV solar energy solutions, provides him with essential institutional knowledge and vital insight into our organization, history, and industry. He possesses a deep financial knowledge and maintains expertise in strategic planning, capital formation and value creation.

Anita Marangoly George, Technology Committee. Ms. George was appointed to the board of directors in July 2021. Ms. George is a co-founder of a sustainability-focused fund. Ms. George has held various positions at la Caisse de Dépôt et Placement du Québec (“CDPQ”), a global investment group managing funds for public retirement and insurance plans. Ms. George served CDPQ from 2016 to 2017 as Managing Director South Asia, and from 2017 to 2020 as Executive Vice President and Head of Emerging Markets and Strategic Partnerships, and from 2020 until June 2021 as Executive Vice President, Deputy Head of CDPQ Global. Prior to joining CDPQ, Ms. George worked at the World Bank from June 2014 until 2016 as Senior Director, Global Practice Energy and Extractives, and from 2000 to 2014 at the International Finance Corporation, as Global Director Infrastructure and Regional Director Asia Pacific, Infrastructure and Natural Resources. Ms. George is known for her expertise in infrastructure finance, especially renewable energy finance. Ms. George has been appointed as an Independent Non-Executive Director on the Board of Piramal Enterprises Limited (PEL), one of India’s leading conglomerates active in financial services and pharmaceuticals. In July 2022, Ms. George was appointed as an Independent Non-Executive Director on the Board of Tata Sons, the holding company of the Tata Group. Ms. George also serves on the boards of Pearson College, British Columbia, Canada, one of the United World Colleges; the Indo-Canadian Business Chamber, a not-for-profit promoting trade and investment relations between India and Canada; and TalentNomics India, a not-for-profit focused on empowerment of women. She is also a member of the board for the not-for-profit organization Resilience Recovery Fund of the Self Employed Women’s Association (SEWA). Formerly, she served on the World Economic Forum Global Future Council on Infrastructure for two terms, and currently serves on the following nonprofit advisory boards and councils: Women in Private Equity, the Advisory Council of the Chandrakanta Kesavan Center for Energy Transition at the Indian Institute of Technology at Kanpur, the India Energy and Climate Center at the Goldman School of Public Policy, UC Berkeley (an affiliate of the Lawrence Berkeley National Laboratory), and the Financial Advisory Council of the International Solar Alliance (a multilateral institution that promotes solar world-wide). Ms. George holds a master’s degree in Economic Policy and a Master of Business Administration from Boston University, and a Bachelor of Arts from Smith College.

Relevant Skills and Experience
Ms. George’s experience working in climate finance and infrastructure across key global markets, combined with her experience and passion for human capital development and sustainability, are valuable resources to the board of directors and the Company. Through her expertise as a financial sector executive, she brings a command of credit, banking, and equity investments. She has also served in a number of international organizations, providing vital insight relevant for First Solar’s expanding international operations, including as we extend our global presence by constructing the Company’s first manufacturing facility in India, which is expected to commence operations in the second half of 2023.

Molly E. Joseph, Lead Independent Director (2021-2023), Audit Committee, Nominating and Governance Committee. Ms. Joseph is the Managing Partner of a healthcare investment fund focused on health system modernization, integration, and affordability. From 2010 to 2020, Ms. Joseph served as President and then Chief Executive Officer of UnitedHealthcare Global, and from March 2009 to 2021, Ms. Joseph served as Senior Vice President and then Executive Vice President, Global, UnitedHealth Group. In these roles she grew the business from a start-up to a leading global health benefits and medical delivery organization that serves 9 million patients and 7 million insurance members. She served on UnitedHealthcare’s Executive Council and UnitedHealth Group’s Executive Leadership Team. Prior to her global role with UnitedHealth Group, she led acquisitions and other strategic transactions across UnitedHealth Group. Prior to joining UnitedHealth Group, she was an investment banker and began her career as a corporate attorney. Ms. Joseph is a member of the board of directors of West Pharmaceutical Services, where she serves on the compensation committee, finance committee and the innovation and technology committee. In addition, Ms. Joseph is the Vice Chair of the board of trustees of Santa Clara University, the Board Chair of Bend Health and serves on the board of directors of U.S. Radiology Specialists and Amsurg. Ms. Joseph graduated from Santa Clara University with a Bachelor of Science degree and received a J.D. from Georgetown Law Center.

Relevant Skills and Experience
Ms. Joseph’s background in international business along with her experience in investment banking and other strategic transactions are valuable resources to the board of directors and the Company. She possesses significant expertise and knowledge of international businesses, having previously served as CEO of a multinational healthcare company. Her leadership roles enable her to understand diverse business environments and economic conditions, as well as organizations, processes, significant transactions, strategic planning, and risk management.

Lisa A. Kro, Audit Committee (Chair). Ms. Kro has served as the Chief Financial & Administrative Officer of Ryan Companies since 2019, overseeing their accounting, finance, human resources, legal, and information technology departments. From 2011 to 2018, Ms. Kro was a founding partner of Mill City Capital, L.P., a private equity firm, where she was Chief Financial Officer and Managing Director. From September 2004 to March 2011, Ms. Kro was the Chief Financial Officer and a Managing Director of Goldner Hawn Johnson & Morrison, a private equity firm. She began her career in public accounting with a 17-year tenure at KPMG, including spending a year at KPMG’s Munich office and serving as the Practice Leader for the Retail, Food & Manufacturing practice in the Midwest. Ms. Kro is a director of MillerKnoll, Inc. (d/b/a Herman Miller, Inc.), a publicly traded company. She has previously served on the board of eight private companies, one public company, and five not-for-profit organizations. Ms. Kro is a member of the National Association of Corporate Directors and the Minnesota chapter of Women Corporate Directors. Ms. Kro has a Bachelor of Science degree from Minnesota State University Moorhead and is a Certified Public Accountant (retired).

Relevant Skills and Experience
Ms. Kro’s accounting background, as well as her work in finance, public accounting, capital markets, and public company audit committee experience provides valuable oversight to the Company's financial accounting controls and reporting and strategic planning and risk management. Her tenure on the boards of both public and non-public companies, along with her executive-level roles, enables Ms. Kro to offer insight into corporate governance practices and leadership.

William J. Post, Lead Independent Director, Compensation Committee, Nominating and Governance Committee, Technology Committee. Mr. Post retired as chair and chief executive officer of Pinnacle West Capital Corporation (“Pinnacle West”) in April 2009. He joined Arizona Public Service (the largest subsidiary of Pinnacle West) in 1973 and held several officer positions at Arizona Public Service and Pinnacle West. Mr. Post joined the boards of Arizona Public Service in 1995 and Pinnacle West in 1997. Mr. Post became chair of both boards in 2001 and retired in April 2010. He is currently chair of the board of the Translational Genomics Research Institute and serves on the boards of directors of Blue Cross Blue Shield of Arizona and the City of Hope. Mr. Post has served as chair of Swift Transportation, SunCor Development Company, Stagg Information Systems, Nuclear Assurance Corporation, Nuclear Electric Insurance Limited, the Institute of Nuclear Power Operations, and El Dorado Investment Company. He also served as a director of Phelps Dodge Corporation and U.S. Airways. In addition to his corporate work, he has been very active in the community serving as chair of the boards of the Business Coalition, Greater Phoenix Leadership, Greater Phoenix Economic Council, Greater Phoenix Chamber of Commerce, and the United Way Campaign. He is currently chair of the Arizona State University Enterprise Partners Foundation. Mr. Post has a Bachelor of Science degree from Arizona State University. Mr. Post has received numerous awards and honors including the National Americanism Award from the Anti-Defamation League, the Arizona State Heritage Award, and an Honorary Doctorate of Letters from Northern Arizona University.

Relevant Skills and Experience
Mr. Post brings to the board of directors executive-level utility-sector experience, including a deep understanding of the utility sector within the southwestern United States, a key market for the Company. He possesses considerable technical experience and expert knowledge on how to grow utility markets, provides critical insight into the viewpoints of the customers we seek to serve, and has deep ties within communities in which we have a presence. His tenure on public company boards, together with his CEO-level experience, allows Mr. Post to provide an in-depth corporate leadership perspective.

Venkata “Murthy” Renduchintala, Director Nominee. Dr. Renduchintala was nominated for election to the board of directors upon the recommendation of the nominating and governance committee as a result of a search process conducted by the Company and the board of directors. Dr. Renduchintala was chief engineering officer at Intel Corporation (“Intel”) from November 2015 to August 2020. He also served as group president of Intel’s Technology, Manufacturing, and Systems Architecture group. Prior to joining Intel in 2015, Dr. Renduchintala held various senior positions at Qualcomm Incorporated, where he last served as executive vice president of Qualcomm Technologies (“Qualcomm”) and as co-president of Qualcomm CDMA Technologies from 2012 to 2015. Dr. Renduchintala joined Qualcomm in 2004 from Skyworks Solutions, Inc. (“Skyworks”), where he was vice president and general manager of the Cellular Systems division from 2000 to 2004. Prior to Skyworks, he spent a decade with Philips Electronics, Inc., (“Philips Electronics”) progressing to become vice president of engineering for its consumer communications business. Dr. Renduchintala has served as a member of the board of directors of Accenture plc since 2018. Dr. Renduchintala holds a Bachelor of Engineering in Electrical Engineering, a Master's degree in Business Administration and a Ph.D. in Digital Communication from the University of Bradford in England. He subsequently was awarded the honorary degree of Doctor of Technology by his alma mater for his contributions to science and technology and also appointed as an Honorary Visiting Professor.

Relevant Skills and Experience
Dr. Renduchintala brings to the board of directors global experience through his tenure as an executive at Intel and his other prior positions at Qualcomm, Skyworks, and Philips Electronics. Dr. Renduchintala also brings deep technology expertise that enables Dr. Renduchintala to offer insight into our technology and R&D roadmap. As chief engineering officer at Intel, he also gained expertise in strategic technology-related investments and, as a member of Intel’s executive committee, oversaw the implementation of cybersecurity and risk management policy. His tenure on the board of Accenture plc and participation on both the audit and finance committees enables Dr. Renduchintala to help oversee our financial and accounting functions.

Paul H. Stebbins, Audit Committee, Compensation Committee, Nominating and Governance Committee (Chair). Mr. Stebbins has served as chair emeritus and as a non-employee director of World Kinect Corporation (“World Kinect”) since May 2014. Previously, Mr. Stebbins served as the chair and chief executive officer of World Kinect from July 2002 to January 2012 and as executive chair from January 2012 to May 2014. He has served as a director of World Kinect since June 1995. Between July 2000 and 2002, Mr. Stebbins also served as president and chief operating officer of World Kinect. In 1985, Mr. Stebbins co-founded Trans-Tec Services, a global marine fuel service company acquired by World Kinect in 1995. Mr. Stebbins is a founding member of the FixUSNow.org initiative on civic reform hosted by the Committee for a Responsible Federal Budget (CRFB.org). He is a member of the Advisory Council of Amigos International, a youth leadership development program based in Houston, Texas, a member of the Advisory Board of The Silk Road Project, Inc., a musical ensemble and cultural innovation organization founded by renowned cellist Yo-Yo Ma, and a member of the Council on Foreign Relations.

Relevant Skills and Experience
Mr. Stebbins brings to the board of directors significant CEO-level experience in managing a large global energy-related publicly traded company. His experience as an energy executive and wealth of knowledge regarding the energy industry provides him with insight about strategic, solution-oriented innovation and growth. He has significant, recent public policy expertise, which is beneficial given our Company’s industry, and his insights into recent corporate governance and risk management developments provide critical perspective to the board of directors and the Company’s management.

Michael T. Sweeney, Compensation Committee (Chair), Nominating and Governance Committee. Mr. Sweeney served as President and Chief Executive Officer of Steinway Musical Instruments, Inc. from October 2011 until August 2016, director since April 2011, and chair of the board from July 2011 through September 2013. Mr. Sweeney served as chair of the board of Star Tribune Media Holdings, the holding company for the Minneapolis Star Tribune, from September 2009 to September 2014, and as a director of Carlson Companies, Inc. Mr. Sweeney served as managing partner in Goldner Hawn Johnson & Morrison, Inc., a private equity firm, from 2001 through 2008. He had previously served as president of Starbucks Coffee Company (UK) Ltd. in London and held various operating management and corporate finance roles.

Relevant Skills and Experience
Mr. Sweeney’s background in investment banking and private equity, as well as his operational business acumen, are valuable resources to the board of directors and the Company, particularly with respect to consideration of compensation, financial matters, and strategic investments. His direct responsibility for business operations in a number of industries, including his service as a CEO, brings experience that is valuable to the board of directors, especially when it comes to corporate strategy and business development.

Mark R. Widmar was appointed Chief Executive Officer in July 2016. He joined First Solar in April 2011 as Chief Financial Officer and also served as First Solar’s Chief Accounting Officer from February 2012 through June 2015. From March 2015 to June 2016, Mr. Widmar served as the Chief Financial Officer and through June 2018, served as a director on the board of the general partner of 8point3 Energy Partners LP, the joint yieldco formed by First Solar and SunPower Corporation in 2015 to own and operate a portfolio of selected solar generation assets. Prior to joining First Solar, Mr. Widmar served as Chief Financial Officer of GrafTech International Ltd., a leading global manufacturer of advanced carbon and graphite materials, from May 2006 through March 2011. Prior to joining GrafTech, Mr. Widmar served as Corporate Controller of NCR Inc. from 2005 to 2006 and was a Business Unit Chief Financial Officer for NCR from November 2002 to his appointment as Controller. He also served as a Division Controller at Dell, Inc. from August 2000 to November 2002. Mr. Widmar also held various financial and managerial positions with Lucent Technologies Inc., Allied Signal, Inc., and Bristol Myers/Squibb, Inc. He began his career in 1987 as an accountant with Ernst & Young. In February 2024, Mr. Widmar was appointed to the board of directors of the American Clean Power Association. He holds a Bachelor of Science in business accounting and a Master of Business Administration from Indiana University and was previously a Certified Public Accountant.

Relevant Skills and Experience
Mr. Widmar has significant public company experience, having served in a number of senior level executive positions. He has extensive knowledge of the solar energy sector, which is essential to his position as CEO of the Company and enables him to steer First Solar towards long-term strategic growth. He has demonstrated proven leadership and expertise throughout his tenure at First Solar, exhibiting a balanced approach and delivering superior results and value creation.

Norman L. Wright, Compensation Committee, Nominating and Governance Committee. Mr. Wright is Executive Vice President, Health Equity Strategy of UnitedHealth Group. He previously served as Senior Vice President and the Chief of Operations at Optum, a subsidiary of UnitedHealth Group. From 2007 to 2013, Mr. Wright was Managing Director, Client Experience for Citigroup Inc.’s Consumer Operations in North America and led the Retail Bank Call Centers. Prior to this, Mr. Wright served as an executive at a number of companies. He was Executive Partner, Customer Contact Transformation at Accenture plc. from 2004 to 2007, Senior Vice President, HSN Customer Care at HSN from 1999 to 2004, Senior Vice President and General Manager at Fidelity Investments Inc. from 1996 to 1999, Vice President, Customer Service at G.E. Capital from 1994 to 1996, and Vice President, Customer Service at JPMorganChase & Co. from 1986 to 1994. He is currently a director of UnitedHealth Foundation and YMCA of the North, both non-profits. He has previously served as a director of The Brighton Center, Inc., the Tampa Bay Performing Arts Center, 1st Tee of San Antonio, and the University of Texas at San Antonio. Mr. Wright has a Bachelor of Arts from Swarthmore College.

Relevant Skills and Experience
Mr. Wright has more than 37 years of experience as an executive in sales and customer service, contact centers, operations, marketing, consumer digital, and business consulting supporting a number of industries. He brings valuable leadership skills and business acumen to the board of directors. His skills and experience leading large scale equity and community engagement strategies and his training in domestic and international arenas to conceptualize and implement strategic plans, drive consumer focused outcomes, and maximize value for organizations are valuable to the Company’s strategic planning efforts.

Summary

Our board of directors comprises members who have held numerous public and private company directorships, as well as chief executive officer, chief financial officer, chief operating officer, and other senior executive positions. Through this, they have gained expertise in strategic planning, business development, risk management, and corporate governance. Several of our directors have maintained positions in the energy, utilities, or solar industry, and, as a result, are highly knowledgeable about the various complexities of our industry. Additionally, we have a number of directors who possess regulatory and public policy experience, which is vital to the success of the Company. A significant portion of our directors have an extensive background in the financial sector, enabling them to offer their business acumen and insights to our Company.

In addition, the board of directors believes that it is important to maintain an appropriate balance between longer-tenured directors and newer directors who add a fresh perspective. Longer-serving directors provide historical and institutional knowledge, as well as valuable insight and critical skills in the boardroom. In particular, given the highly technical industry in which our Company operates, the complexity of our product offerings, and the international scope of our organization, longer-tenured directors are a significant strength to our board of directors. At the same time, more recently-tenured directors provide a fresh perspective on addressing complex and dynamic business settings, particularly as stakeholder expectations are evolving.

Collectively, the diverse skills of our board of directors, their lengthy business and governance experience, and a complementary mix of longer-tenured directors possessing industry and institutional history together with more recently-tenured directors who provide new viewpoints, allows for informed discussions and thoughtful decision making by the board.

The board of directors has not established term limits or a retirement age for directors because of the value in having directors who are knowledgeable about the Company, its operations, and industry. Term and age limits have the disadvantage of forcing the loss of the considerable contributions of those directors who have developed, over a period of time, a deep understanding of the Company and its operations. In lieu of term or age limits, the board of directors, as part of its annual board evaluation process, assesses each sitting director’s potential continuing contributions based upon the results of an annual self-assessment as well as through discussion at meetings of the nominating and governance committee.

Independence

The board of directors has determined that the following directors and director nominees are independent as required by the Sarbanes-Oxley Act of 2002, SEC rules and regulations, the listing standards of NASDAQ, and our corporate governance guidelines (collectively, the “Independence Criteria”): Anita Marangoly George, Molly E. Joseph, Lisa A. Kro, William J. Post, Venkata “Murthy” Renduchintala, Paul H. Stebbins, Michael Sweeney, and Norman L. Wright. The board of directors also determined that Richard D. Chapman, George A. (“Chip”) Hambro, and Craig Kennedy, who are not standing for re-election upon expiration of their current terms at the 2024 annual meeting, were also independent in accordance with the Independence Criteria. Furthermore, the board of directors has concluded that the members of each of the audit, compensation, and nominating and governance committees are independent in accordance with the Independence Criteria and such other laws and regulations as may be applicable to those committees in accordance with their charters.

In making its independence determinations, the board of directors considered that the Company entered into a consulting agreement with Dr. Renduchintala, who is a director nominee, in August 2023 to serve as an advisor to the board of directors on technical matters at its scheduled meetings through April 2024. Per the terms of the consulting agreement, Dr. Renduchintala received $45,000. The board of directors determined that these consulting services did not impair Dr. Renduchintala’s independence because the amount of fees is not material to Dr. Renduchintala or the Company, and the consulting agreement will expire prior to the 2024 annual meeting. The nominating and governance committee determined that Dr. Renduchintala satisfies the Independence Criteria.

The board of directors also considered that in 2023, the Company entered into a services agreement with Enviro Enablers India Private Limited (“EEIPL”) related to the safe and compliant disposal of non-hazardous waste at our India manufacturing facility and the related compliance activities for such disposal, and the expected price for such services is approximately $4,800 per year. Mahesh Babu, the husband of Ms. George, a member of our board, has an 11% direct interest in EEIPL and is a director of Scale and Sustainability Associates (“SSA”), which has a further 57% direct interest in EEIPL. The board of directors determined that the services agreement did not impair Ms. George’s independence because the amount of fees is not material to Ms. George, Mr. Babu, EEIPL, SSA, or the Company. The nominating and governance committee determined that Ms. George satisfies the Independence Criteria.

Majority Vote Standard

In an uncontested election of directors, each candidate is to be elected by a majority of the votes cast with respect to such candidate’s election. With respect to any candidate in an uncontested election who is an incumbent director, such director is required to promptly tender his or her resignation to the chair of the board for consideration by the nominating and governance committee if he or she receives less than a majority of votes cast with respect to his or her election. No later than 90 days following the receipt of any such tendered resignation, (i) the board of directors shall, taking into account any recommendation by the nominating and governance committee, take formal action with respect thereto (which action may include accepting or rejecting such tendered resignation, or taking other action as considered appropriate), and (ii) the Company shall publicly disclose the board’s decision and, in the event that the board does not accept such tendered resignation, the rationale for such decision. The nominating and governance committee and the board of directors, in making any recommendation or decision, respectively, relating to such tendered resignation may consider any factors or other information they consider appropriate or relevant. As used in this proxy statement, an “uncontested election of directors” is an election in which the number of nominees is not greater than the number of board seats open for election, and a person shall be considered to have received a majority of the votes cast with respect to such person’s election only if the number of votes cast “for” such person’s election exceeds the number of votes cast “against” such person’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” such person’s election.

NON-ASSOCIATE DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board of directors. When reviewing non-associate director compensation, we are guided by three goals, as provided in our Corporate Governance Guidelines: (i) compensation should fairly pay directors for work required for a company of our size and scope; (ii) compensation should align directors’ interests with the long-term interests of our stockholders; and (iii) the structure of the compensation should be clearly disclosed to our stockholders. The table below summarizes our 2023 non-associate director compensation:

2023 Non-Associate Director Compensation
Annual Retainer for All Non-Associate Directors	$100,000 cash and $180,000 stock
Additional Chair Retainers
Non-Executive Board Chair	+$50,000 cash and $75,000 stock
Audit Committee Chair	+$35,000 cash
Lead Independent Director	+$30,000 cash
Compensation Committee Chair	+$25,000 cash
Other Committee Chairs	+$15,000 cash

All cash compensation is payable quarterly in four equal installments.

The annual equity compensation is granted quarterly in four equal installments in the form of fully vested stock. We issue the stock to our non-associate directors at the end of the quarter and do not time the grant date of these awards to take advantage of announcements of undisclosed material facts. We also do not consider any internal “black outs,” during which associates and directors are prohibited by our Insider Trading Policy from trading in our securities.

Non-associate directors are also subject to a share ownership guideline of five times the cash component of the annual retainer, which currently represents a value of $500,000. Non-associate directors have five years from the date they join the board to attain the share ownership guideline value. As of December 31, 2023, all non-associate directors either met or were on track to meet the share ownership guideline.

In addition to cash and equity compensation, we reimburse all non-associate directors for reasonable and necessary expenses they incur in performing their duties as our non-associate directors. We do not provide our non-associate directors with perquisites.

From time to time, non-associate directors may be asked to serve on special committees for which they may receive additional compensation. For 2023, the components and amounts of our non-associate director compensation were substantially the same as for 2022, except that the annual compensation component of the annual stock retainer increased from $160,000 to $180,000.

In 2023, the compensation committee’s consultant, WTW, reviewed our 2022 non-associate director compensation program and found our equity compensation levels to be slightly below the peer group median market average. WTW also found the share ownership guideline value of $500,000 to be among the highest in relation to our peer group. Considering the recommendation of WTW, the compensation committee recommended to the board of directors to increase the non-associate director equity compensation by $20,000 for 2023.

Non-Associate Director Compensation Table

The following table sets forth information with respect to compensation earned by our non-associate directors for the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Michael J. Ahearn	150,000	255,559	405,559
Richard D. Chapman	100,000	180,295	280,295
Anita Marangoly George	100,000	180,295	280,295
George A. (“Chip”) Hambro (3)	115,000	180,295	295,295
Molly E. Joseph (3) (4)	122,500	180,295	302,795
Craig Kennedy	100,000	180,295	280,295
Lisa A. Kro (3)	135,000	180,295	315,295
William J. Post (4)	107,500	180,295	287,795
Paul H. Stebbins (3)	115,000	180,295	295,295
Michael Sweeney (3)	125,000	180,295	305,295
Norman L. Wright	100,000	180,295	280,295
——————————
(1)The amounts in this column represent the aggregate grant date fair value of fully vested common stock granted during the year ended December 31, 2023. See “Compensation Discussion and Analysis – Other Executive Compensation Information – Tax and Accounting Implications” for more information.

(2)The grant date fair value of shares issued on March 31, 2023 was $63,945 for Mr. Ahearn and $45,023 for each of the other non-associate directors. The grant date fair value of shares issued on June 30, 2023 was $63,870 for Mr. Ahearn and $45,051 for each of the other non-associate directors. The grant date fair value of shares issued on September 30, 2023 was $63,828 for Mr. Ahearn and $45,084 for each of the other non-associate directors. The grant date fair value of shares issued on December 31, 2023 was $63,916 for Mr. Ahearn and $45,137 for each of the other non-associate directors. The dollar values of the stock awards do not equal exactly $63,750 per quarter for Mr. Ahearn or $45,000 per quarter for each of the other non-associate directors because we issue whole shares to our non-associate directors and not fractional shares.

(3)The chairs of the nominating and governance and technology committees each received an additional annual cash retainer of $15,000. The chair of the compensation committee received an additional annual cash retainer of $25,000. The chair of the audit committee received an additional annual cash retainer of $35,000. The Lead Independent Director received an additional annual cash retainer of $30,000.

(4)On July 20, 2023, Mr. Post succeeded Ms. Joseph as the Company’s Lead Independent Director for a one-year renewable term. Therefore, effective in the fourth quarter of 2023, Mr. Post received an additional annual cash retainer for his service as Lead Independent Director and Ms. Joseph’s annual cash retainer no longer included the additional amount for the Lead Independent Director role.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 8, 2024 for each person or group who is known by us based solely on our review of SEC filings to beneficially own more than 5% of our common stock, each member of the board of directors, each director nominee, and each of our named executive officers, and all members of the board of directors, director nominees, and our executive officers as a group. Beneficial ownership is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power.

Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power (or shares such powers) with respect to the shares beneficially owned. Except as indicated below, the address for each stockholder, director, or named executive officer is c/o First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85288. This table assumes 107,025,544 shares of common stock outstanding as of March 8, 2024.

	Shares Beneficially Owned	Percentage Beneficially Owned
Beneficial Owners of 5% or More
BlackRock, Inc. (1)	12,566,291	11.7%
The Vanguard Group (2)	12,151,757	11.4%
Farhad Fred Ebrahimi (3)	5,451,425	5.1%
Directors, Director Nominees, and Named Executive Officers
Michael J. Ahearn	147,882	*
Alexander R. Bradley	47,307	*
Richard D. Chapman	25,910	*
Jason Dymbort	16,025	*
Anita Marangoly George	3,406	*
Markus Gloeckler	15,327	*
George A. (“Chip”) Hambro	25,410	*
Molly E. Joseph	14,941	*
Craig Kennedy	15,919	*
Lisa A. Kro	2,477	*
William J. Post	25,263	*
Venkata “Murthy” Renduchintala	—	*
Paul H. Stebbins	24,828	*
Michael Sweeney	20,703	*
Kuntal Kumar Verma	5,827	*
Mark R. Widmar	120,537	*
Norman L. Wright	2,887	*
All directors, director nominees, and executive officers as a group (21 persons)	624,385	*
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*Less than one percent.

(1)Based on information provided by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, in a Schedule 13G/A filed with the SEC on January 23, 2024 reporting beneficial ownership as of December 31, 2023. According to such Schedule 13G/A, BlackRock, Inc. has sole voting power with respect to 11,775,372 shares and sole dispositive power with respect to 12,566,291 shares.

(2)Based on information provided by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, in a Schedule 13G/A filed with the SEC on February 13, 2024 reporting beneficial ownership as of December 29, 2023. According to such Schedule 13G/A, The Vanguard Group has shared voting power with respect to 130,980 shares, sole dispositive power with respect to 11,706,526 shares, and shared dispositive power with respect to 445,231 shares.

(3)Based on information provided in a Schedule 13D filed with the SEC on January 26, 2024 reporting beneficial ownership as of January 19, 2024, Farhad Fred Ebrahimi and Mary Wilkie Ebrahimi have shared voting and dispositive power with respect to 5,451,425 shares. The address of Mr. and Ms. Ebrahimi is 191 University Boulevard, Suite 246, Denver, Colorado 80206. According to such Schedule 13D, Mr. and Ms. Ebrahimi have acquired and sold shares of First Solar in the open market on various dates.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the year ended December 31, 2022, the audit committee reviewed and approved a related party transaction with SSA. Mahesh Babu, the husband of Anita Marangoly George, a member of our board, is a director of SSA. In September 2021, we entered into a consultancy services agreement with SSA related to environmental permitting for our new plant in India, and the expected price for such services was approximately $60,000. In September 2022, we amended the agreement, which increased the expected price of the services to approximately $124,000. Since contract inception, we have incurred approximately $93,000 worth of services under the consultancy services agreement with SSA. The audit committee determined that this transaction is on terms that are no less favorable to us than could be obtained from unaffiliated parties and is in our best interest. The nominating and governance committee determined that Ms. George satisfies the independence criteria set forth in our corporate governance guidelines in addition to the applicable rules of the SEC and NASDAQ.

During the year ended December 31, 2023, the audit committee reviewed and approved a related party transaction pertaining to the 2023 compensation of one of our associates, Uday Govindswamy, who is an immediate family member of Ms. George, a member of our board. The 2023 compensation cost for Mr. Govindswamy was expected to exceed $120,000, including base salary, bonuses, and stock awards. During 2023, Mr. Govindswamy earned compensation of approximately $146,000. The audit committee determined that this transaction is on terms that are no less favorable to us than could be obtained from unaffiliated parties and is in our best interest. The nominating and governance committee determined that Ms. George satisfies the independence criteria set forth in our corporate governance guidelines in addition to the applicable rules of the SEC and NASDAQ.

Since December 31, 2022, we have not been a party to any other transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than five percent of our capital stock, or any member of the immediate family of any of the foregoing had or will have a material interest, other than in connection with the transactions described herein.

Registration Rights

In connection with our initial public offering in 2006, we entered into a registration rights agreement with certain of our shareholders, which was affirmed by the Acknowledgment and Reaffirmation Agreement dated September 15, 2020 by and among the Company and the current successors and assigns of the shareholders to the original registration rights agreement, including Michael J. Ahearn. The registration rights agreement provides for piggyback registration rights if we register equity securities under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain lock-up provisions and exceptions. In addition, subject to certain lock-up provisions and exceptions, Michael J. Ahearn has three demand rights and certain of our shareholders have unlimited demand rights, provided that they may only exercise one such demand right within any 365-day period.

Review and Approval of Related Party Transactions

Our audit committee charter requires the review and approval by the audit committee of any related person transaction required to be disclosed pursuant to Item 404 of Regulation S-K, to ensure that they are on terms, which, in the judgment of the audit committee, are no less favorable to the Company than could be obtained from unaffiliated parties.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for audit and other services provided by PricewaterhouseCoopers LLP during the years ended December 31, 2023 and 2022:

	2023	2022
Audit fees (1)	$3,128,614	$2,588,957
Audit-related fees (2)	300,000	143,142
Tax fees (3)	842,563	606,333
All other fees (4)	3,115	3,115
Total	$4,274,292	$3,341,547
——————————
(1)Audit fees represent the aggregate fees for the audit of our consolidated financial statements and audit services in connection with other statutory and regulatory filings or engagements for 2023 and 2022.
(2)Audit-related fees represent the aggregate fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “audit fees,” and represent approximately 7% and 4% of the total fees in 2023 and 2022, respectively. This category consists primarily of services related to the implementation of a new global enterprise resource planning system and technical assistance with transactions and accounting standards.
(3)Tax fees represent the aggregate fees billed for tax compliance and consulting services and represent approximately 20% and 18% of the total fees in 2023 and 2022, respectively.
(4)All other fees represent the aggregate fees billed for all other services provided that are not included under “audit fees,” “audit-related fees,” or “tax fees,” and represent less than 1% of the total fees in both 2023 and 2022. Such services represent subscriptions to certain PricewaterhouseCoopers LLP accounting research tools.

Audit Committee’s Pre-Approval Policies and Procedures

The audit committee has policies and procedures that require the pre-approval by the audit committee of all fees paid to, and all services performed by, our independent registered public accounting firm, subject to de minimis exceptions for non-audit services set forth in applicable SEC rules. Each year, the audit committee pre-approves the proposed services, including the nature, type, and scope of services to be performed by our independent registered public accounting firm during the year and the related fees. Audit committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the audit committee.

The services related to “audit-related fees,” “tax fees,” and “all other fees” presented in the above table were approved by the audit committee pursuant to pre-approval provisions set forth in applicable SEC rules without resort to a waiver of such pre-approval provisions.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”), we review the objectives and elements of our executive compensation program, its alignment with our performance, and certain compensation decisions for our named executive officers. For 2023, our named executive officers were:

•Mark R. Widmar, Chief Executive Officer;

•Alexander R. Bradley, Chief Financial Officer;

•Jason Dymbort, General Counsel & Secretary;

•Kuntal Kumar Verma, Chief Manufacturing Officer; and

•Markus Gloeckler, Chief Technology Officer.

Our Business Strategy, Key 2023 Compensation Decisions and Compensation Best Practices

The core philosophies underlying our compensation decisions remain consistent with prior years. Accordingly, we pay executives for performance and seek to align their interests with those of our stockholders. We are a leading American solar technology company and global provider of PV solar energy solutions. We are the world’s largest thin film PV solar module manufacturer and the largest PV solar module manufacturer in the Western Hemisphere. We believe our strategies and points of differentiation, which include our advanced module technology, our manufacturing process and distributed manufacturing presence, our research and development capabilities, the sustainability advantage of our modules, and our financial stability, provide the foundation for our leading industry position and enable us to remain one of the preferred manufacturers of PV solar modules.

We endeavor to align our compensation decisions with these strategies and points of differentiation. As a result, our long-term strategic plans require us to evaluate our approach to compensation to ensure that it reflects the elements needed to effectively compensate and retain our senior leadership team and recruit exceptional new talent. As discussed in this CD&A, we continued to evaluate our approach to compensation in 2023, ultimately concluding that few changes to our existing compensation structure were necessary to remain aligned with our long-term strategic plans, stockholders’ objectives, evolving market practices, and legal requirements.

Certain highlights of key 2023 compensation-related decisions include the following:

•Executive Performance Equity Plan. The compensation committee approved awards under our Executive Performance Equity Plan (“EPEP”), which is a long-term incentive program for key executive officers first implemented in 2017. The EPEP is intended to reward the achievement of performance objectives that align with our long-term strategic plans, including the continued execution of our Series 6 and Series 7 module technologies. In 2023, the compensation committee approved grants of performance units (“PUs”) for key executive officers to be earned over an approximately three-year performance period ending in December 2025. These grants of PUs are intended to represent the largest component of our executives’ potential compensation and are based on the relative attainment of target contracted revenue, production, and operating margin metrics. In designing the 2023 EPEP awards, the compensation committee determined that the selected performance metrics align the interests of our executives with our stockholders by focusing management’s attention on core enablers of long-term competitiveness, such as production and operating margin.

•2023 Annual Bonus Program. For the 2023 Annual Bonus Plan (the “2023 Bonus Plan”), we used adjusted net operating income as the threshold performance metric. Adjusted net operating income is defined as operating income as reported in our consolidated statement of operations for the year ended December 31, 2023 (as reported in our 2023 Annual Report on Form 10-K), adjusted to exclude production start-up expense, underutilization, and costs associated with the initial ramp of our manufacturing lines. If we did not achieve the threshold level of adjusted net operating income, no awards would have been paid under the 2023 Bonus Plan. Although liquidity remains an important component of creating long-term stockholder value, the compensation committee determined that it was important to focus management’s efforts on generating adjusted net operating income given the focus on our module technology. Beyond this threshold performance metric, the compensation committee established other performance metrics within the 2023 Bonus Plan, which focused on overhead expenses; gender representation; safety rates; module production, cost, and energy performance data; and net bookings.

In 2023, we also continued to implement the following “best practices” with respect to our compensation programs for our named executive officers:

•No Executive Perquisites. Consistent with our compensation philosophy, we do not typically provide our named executive officers with any perquisites not generally available to our other associates.

•Clawback Provisions & Policy. We include compensation recoupment (i.e., “clawback”) provisions with respect to compensation awards, new employment agreements, and new change-in-control severance agreements (“CIC Agreements”), which allow us to recoup, to the extent required by applicable law and NASDAQ listing regulations, incentive and separation payments made to our named executive officers if we later determine that the basis on which such compensation was earned was erroneous. All incentive and equity awards and agreements with our named executive officers are subject to clawback in accordance with all applicable laws. We have also adopted a clawback policy (the “Clawback Policy”) that is intended to comply with Section 10D of the Exchange Act, the rules of the SEC, and Rule 5608 of the NASDAQ Stock Market Rules. Additional information on the Clawback Policy is provided under “Clawback Policy” below.

•Hedging Policy. Our hedging policy prohibits our directors and associates, including all named executive officers, from engaging in any hedging strategies or entering into hedging transactions involving Company securities, including (i) engaging in any short sales with respect to any Company securities; (ii) buying or selling puts, calls, or derivatives on any Company securities; and (iii) purchasing any Company securities on margin.

•Share Ownership Guidelines. To further align the interests of executives with those of our stockholders, we remain committed to reviewing our share ownership guidelines that cover our Chief Executive Officer and other executive officers who report directly to the Chief Executive Officer, including the named executive officers. We track each individual’s share holdings against these guidelines. We and the compensation committee’s independent compensation consultant routinely review the share ownership guidelines against evolving market practice. Under these guidelines, the Chief Executive Officer’s share ownership requirement is six times base salary and the share ownership requirement of all other executive officers is three times base salary. Executives have five years from the date they become an executive officer to obtain the required ownership levels. We impose certain limits on the disposition of stock until an executive officer meets and maintains the required ownership level. As of December 31, 2023, all named executive officers met the share ownership requirements.

•Double-Trigger Equity Vesting. The CIC Agreements that we entered into after July 2013 with executive officers provide for vesting of equity-based compensation only upon a termination without “cause” or resignation for “good reason” within two years following a change in control of the Company. In addition, all PUs granted under the EPEP provide for such double-trigger vesting provided the PUs are assumed by a successor entity in connection with a change in control of the Company.

•No Tax Gross-ups. Our employment agreements with executives do not include tax gross-ups related to Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, none of our named executive officers is entitled to excise tax gross-ups.

•Consideration of Our Stockholders’ Feedback Regarding Compensation Practices. Our most recent stockholder advisory vote on our executive compensation (or “say on pay”) at the 2023 annual meeting was approved by over 95% of voting stockholders and an annual cycle for executive compensation advisory votes (or “say when on pay”) was selected by 98% of voting stockholders. The board of directors, taking these results into account, adopted an annual vote cycle and, for 2023, continued with its executive compensation philosophy. The next say on pay advisory vote will be held at this year’s annual meeting (see Proposal No. 3). We continue to engage with stockholders on a variety of topics and remain committed to fostering further stockholder dialogue.

Clawback Policy

Effective December 1, 2023, the Company adopted a Clawback Policy that is intended to comply with Section 10D of the Exchange Act, the rules of the SEC, and Rule 5608 of the NASDAQ Stock Market Rules. The Clawback Policy applies to the Company’s current and former Section 16 officers. The Clawback Policy applies to all incentive compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure and includes all plans, programs, or agreements that incorporate or reference the Clawback Policy. Clawback is required if the Company must prepare a restatement of its financial statements due to material noncompliance with any reporting requirements under the securities law. This includes any required restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount subject to recovery is the amount of incentive compensation received during the three completed fiscal years immediately preceding the date on which the Company is required to prepare a restatement that exceeds the amount of incentive compensation that otherwise would have been received had it been determined based on the restated amounts.

Compensation Philosophy

Our compensation philosophy rests on certain foundational principles that inform the way we design our compensation programs and pay our named executive officers. Such principles include the following:

First Solar Pay Is Simple and Is Designed to Align the Interests of Executive Management and Stockholders. Our approach to compensation is straightforward, and this fact is reflected in the components of our executives’ aggregate annual pay. The three primary components of our executive compensation are (i) base salary, (ii) cash incentive compensation (short-term incentive), and (iii) equity compensation (long-term incentive). Our named executive officers have a large percentage of total compensation that is performance-based and “at risk” (i.e., compensation that is not payable to such executives unless certain performance targets are achieved), and a high percentage of our named executive officers’ total compensation is weighted towards equity compensation to align their interests with those of our stockholders. We do not maintain any supplemental executive retirement programs or other deferred compensation arrangements, and generally no perquisites are available solely for the named executive officers.

Our Compensation Levels Are Generally Consistent with Market Levels and May Reflect Certain Discretion to Conform to, or Reward, Actual Performance. We believe that our named executive officers should be compensated at a level that ensures their continued dedication to the Company and creates potential rewards for extraordinary results when advancing the goals and strategies of the Company. Our compensation committee works with WTW, an independent compensation consultant, which regularly compiles and analyzes market data to determine the pay practices of our peer group (as described below), which our compensation committee considers in determining the level and components of our named executive officers’ pay. In determining compensation for our named executive officers for 2023, our compensation committee considered a market study of relevant industries and our peer group at the end of 2022.

In relation to our peer group and other companies of relevant size and complexity, the compensation committee generally considers target total direct compensation (“TDC,” consisting of base salary, target cash bonus, and long-term incentive compensation) around the 50th percentile in the aggregate as a useful reference in determining the competitiveness of our named executive officers’ target TDC. However, the total compensation (as well as individual components, such as base salary and target cash bonus) for an individual executive may fall within a range above or below the 50th percentile based on factors such as tenure in position, individual performance, and criticality of role.

In 2023, the compensation committee targeted the value of the 2023 equity-based compensation at the 50th percentile, relative to our peer group, for our chief executive officer and from the 50th to 75th percentiles, relative to our peer group, for other named executive officers. Such equity-based awards were comprised of approximately 75% in the form of PUs and 25% in the form of restricted stock units (“RSUs”). These awards, including the PUs that are performance-based and vest subject to and based on the Company’s performance over an approximately three-year period, were determined by the compensation committee to be critical to executive retention and focus on the Company’s long-term strategic objectives during a critical time in the solar industry.

We Pay for Performance. Our choice of metrics (both financial and operational) related to our short- and long-term incentive plans, and the compensation committee’s discretion to modify certain awards granted under the annual incentive plans, are meant to ensure that (i) our named executive officers are not rewarded unless performance goals are achieved and (ii) operational metrics are not achieved at the expense of financial performance.

Executive Compensation Principles

The compensation committee has responsibility for establishing and overseeing our compensation program as it applies to our named executive officers. The compensation committee bases its executive compensation programs on the principles set forth below, which have generally remained consistent with prior years.

Pay to Market
Compensation should be based on the level of job responsibility, individual performance, and Company performance. Compensation should also reflect the value of the job in the marketplace. To attract and retain a highly skilled workforce, we must provide pay and incentive opportunities that are competitive with the pay and incentive opportunities of other companies that compete with us for talent.

More Responsibility, More Pay at Risk; We Pay for Performance	As associates progress to greater levels of responsibility in the organization, an increasing proportion of their pay should be linked to Company performance and stockholder returns; our senior executives are better able, relative to other associates, to affect the Company’s results.

Metrics Should Motivate Associates to Achieve the Mission	To be effective, performance-based compensation programs should enable participants to easily understand how their efforts can affect their pay through contributions to the Company’s achievement of its strategic, financial, and operational goals. Management prepares programs and materials that are presented to our associates to explain our compensation programs and the objectives of these programs to help our associates better understand how their efforts contribute to Company success.

Evaluating the Market. Although our determination of the amount and mix of compensation elements for our named executive officers is generally not influenced by short-term market shifts, when extraordinary business changes occur, we believe that our compensation practices should include the requisite flexibility to respond to those changes while remaining consistent with our compensation philosophy.

When setting compensation, we review compensation paid by other companies of comparable size in the same or similar industries (e.g., technology, manufacturing, energy services, and general industry), as well as where our compensation falls within our peer group. Our objective is to generally provide TDC opportunities around the median of market (depending on tenure in position, individual performance, and criticality of role) while providing an opportunity to increase compensation further through exceptional performance, subject to a “maximum” cap on performance-based incentives.

We do not exclusively rely on market data to determine executive compensation levels. Instead, we incorporate flexibility into our compensation program and in our assessment process to respond to and adjust for the dynamic business environment in which we operate. As the solar industry and our operating initiatives evolve, we will continue to evaluate our approach to compensation with the goal that it be fully aligned with both the business environment and any future updates to our strategic plans.

Components of 2023 Executive Compensation

For 2023, the compensation of named executive officers consisted primarily of three components: (i) base salary, (ii) short-term cash incentive compensation (i.e., an annual bonus), and (iii) long-term equity-based compensation (i.e., multi-year equity awards). These components are described in the table below, including how each fits into our overall executive compensation package (i.e., the objectives and the specific elements that our compensation programs are designed to address).

Component	Objective	Focus

Base Salary	✓ Provides fixed portion of compensation	✓ Compensates based on market value for position, individual performance, level of experience, and critical nature of role to the Company
✓ Paid in cash

Cash Incentive Compensation	✓ Provides at-risk variable compensation linked to short-term corporate, organizational, and strategic goals without sacrificing long-term Company performance	✓ Compensates based on performance relative to shorter-term objectives
✓ Paid in cash

Equity-Based Compensation	✓ Provides at-risk variable pay compensation linked to long-term performance of the Company, individual performance, and critical nature of role	✓ Aligns the long-term interests of our stockholders and our named executive officers
	✓ Paid in PUs and RSUs	✓ Assists in attracting and retaining qualified executives
✓ Compensates for overall Company performance

Each of our named executive officers is party to an employment agreement, an indemnification agreement, and a CIC Agreement that protect him or her in the event of certain employment terminations, as well as agreements that protect the Company related to restrictive covenants, including confidentiality and non-competition. The employment and CIC Agreements provide severance in exchange for a release of claims and equity vesting acceleration under certain circumstances. Employment agreements and CIC Agreements entered into since July 2013 provide for equity vesting acceleration only upon a termination without “cause” or resignation for “good reason” following a change in control of the Company, as described in more detail in “Other Executive Compensation Information – Employment Agreements and Related Arrangements” and “Other Executive Compensation Information – Change-in-Control Severance Agreements.”

Generally, the types of compensation and benefits provided to the named executive officers are like those provided to other members of our senior executive team.

Compensation Committee Practices

Selection of Peer Companies

In 2023, the compensation committee asked WTW, its independent consultant, to provide (i) data and analysis regarding the selection of companies in our executive compensation peer group and (ii) a comparison of each of the components of the compensation of our named executive officers against the comparable compensation paid to executives in similarly situated positions at our peer group companies. WTW compared each element of compensation for a particular position against similar elements as disclosed by members of our peer group and reported in a compensation survey of companies of similar size and relevant talent-competitor industries.

The compensation committee routinely analyzes our peer group to determine if it represents comparable companies and industries, and we have made certain changes to our peer group over the years to include companies similar in size and revenue and with which we compete for talent. For purposes of evaluating 2023 compensation, our peer group was comprised of U.S.-based public companies with estimated annual revenues between $1 billion and $9 billion that are (i) part of the semiconductors, renewable energy/independent power production and electrical components and equipment industries; (ii) based in the U.S., with similar complexity and/or geographic reach; and/or (iii) companies with which we compete for executive talent. Additionally, larger semiconductor companies (e.g., KLA Corporation, Analog Devices, Inc.) and electric utilities engaged in renewable energy generation (e.g., Avangrid, Inc., IDACORP, Inc.) were also included to ensure that these critical and relevant elements of our business are also captured.

Our peer group, which was approved by the compensation committee in July 2022, included 28 companies that were generally reflective of a company of our size. Our 2023 peer group had median revenues of $3.1 billion and median market capitalization of $8.6 billion (each as of March 31, 2022). For 2023, our peer group consisted of:

ALLETE, Inc.	Ameresco, Inc.	Amkor Technology, Inc.
Analog Devices, Inc.	Avangrid, Inc.	Avista Corporation
Cirrus Logic, Inc.	Clearway Energy, Inc.	Diodes, Inc.
EnerSys	Enphase Energy, Inc.	Entegris, Inc.
Generac Holdings Inc.	Green Plains Inc.	IDACORP, Inc.
KLA Corporation	Marvell Technology Group Ltd.	Microchip Technology Incorporated
MKS Instruments, Inc.	Monolithic Power Systems, Inc.	ON Semiconductor Corporation
Pinnacle West Capital Corporation	Qorvo, Inc.	Renewable Energy Group, Inc.
Skyworks Solutions, Inc.	SunPower Corporation	Synaptics Incorporated
Teradyne, Inc.

Review of Peer Company Data

On at least a biennial basis, but typically annually, the compensation committee evaluates the compensation of our named executive officers against data regarding the pay practices of companies in our peer group and relevant compensation survey data, looking at individual components of pay, including total amounts paid or payable. In addition, the compensation committee annually reviews the payments to our named executive officers that would be required under various severance scenarios. When conducting this review, the compensation committee also considers information and recommendations from management regarding past, present, and future compensation of our named executive officers under various payment scenarios.

Based on its review and analysis, WTW concluded, and our compensation committee agreed, that the compensation paid to our named executive officers was consistent with our stated compensation objectives regarding our target pay as compared to our peer group and was thus reasonable in the aggregate as compared to the peer group above. See “Executive Compensation Principles – Evaluating the Market.”

Individual Compensation Review

The individual performance of each of our named executive officers is a major factor in the compensation committee’s decisions regarding such executive’s level of compensation. Absent unusual circumstances, our process for review of individual compensation of our named executive officers is generally as follows. After the completion of each year, our independent directors (meeting in executive session under the direction of the chair of the compensation committee) review the performance of our Chief Executive Officer for the prior year, evaluating his achievement against individual and Company objectives (which objectives were agreed upon by him and the compensation committee early in the prior year), his contributions to the Company’s performance, and other leadership accomplishments.

Our Chief Executive Officer provides the compensation committee with an assessment of prior year performance of, and a recommendation for compensation changes with respect to, our other named executive officers, evaluating each named executive officer based on achievement of objectives by the executive and his or her department or function, his or her contribution to the Company’s performance, and other leadership accomplishments. Based on these considerations and following an exercise of its independent judgment on the board’s interactions with the named executive officers, the compensation committee (i) sets base salary and target bonus percentages for the current year, (ii) determines the appropriate level, if any, of cash-incentive compensation for the prior year, and (iii) determines the appropriate equity incentive compensation for the named executive officer.

Compensation Risk Analysis

In the context of the total compensation review and the adoption of our 2023 incentive compensation programs, the compensation committee considered whether our compensation structure and programs encourage excessive or inappropriate risk taking and concluded that they did not do so.

2023 Compensation Decisions

The following is a discussion of considerations in establishing compensation for our named executive officers in 2023. See “Compensation Philosophy” for further information regarding the process the compensation committee used to determine such compensation.

Base Salary

Base salary is the fixed element of our named executive officers’ annual cash compensation. The value of base salary for each named executive officer reflects the terms of such executive’s employment agreement and his or her individual performance and skill set, including the market value of that skill set.

The compensation committee evaluates market data using the studies prepared by WTW and reviews the individual performance of executives during our regular annual salary review process, which we refer to as our “annual pay cycle.” For 2023, the annual base salary rates of our named executive officers were as follows:

•Mr. Widmar – $927,000 (increased by 5% to $973,350 effective March 1, 2023);

•Mr. Bradley – $494,500 (increased by 6% to $525,000 effective March 1, 2023);

•Mr. Dymbort – $412,000 (increased by 8% to $447,000 effective March 1, 2023);

•Mr. Verma – $360,000 (increased by 25% to $450,000 effective March 1,2023); and

•Mr. Gloeckler – $400,000 (increased by 9% to $437,000 effective March 1, 2023).

2023 Salary Adjustments. Effective March 1, 2023, the compensation committee increased the base salary for Messrs. Widmar, Bradley, Dymbort, Verma, and Gloeckler as set forth above after evaluating each of their base salaries in the context of market data for the Company’s peer group and their individual performances and skill sets.

Cash Incentive Compensation

Our cash incentive compensation consists primarily of our annual bonus program (which is adopted pursuant to our 2020 Omnibus Incentive Compensation Plan (“2020 Omnibus Plan”)), which we use to incentivize achievement of certain Company goals. We also use cash incentive compensation to create incentives for individuals to join our Company, including to compensate such individuals for payments forfeited by leaving their prior employment to join us or to offset relocation costs.

Annual Bonus Program. We use our annual bonus program to encourage the achievement of specified strategic, financial, and operational objectives to help us achieve our mission to provide cost-advantaged solar technology through innovation, customer engagement, industry leadership, and operational excellence. In February 2023, the compensation committee adopted the 2023 Bonus Plan for executives, including our named executive officers, with a single overall threshold performance metric and additional performance metrics, to strengthen the connection between executive performance and incentive pay, which is one of our core executive compensation principles. The compensation committee selected the metrics and weighting applicable to the 2023 Bonus Plan considering our long-term strategic plans, including an emphasis on the continued execution of our Series 6 and Series 7 module technology.

Upon achievement of the threshold adjusted net operating income metric, the maximum bonus pool was eligible to be funded, but the amount of each participant’s actual bonus was determined based on the achievement of the various additional performance metrics, which could result in actual payout less than the maximum bonus pool. Furthermore, the Chief Executive Officer (or the compensation committee, in the case of the Chief Executive Officer) retained discretion to adjust any award achieved under the program to the extent appropriate. Our 2023 Bonus Plan required that all associates be employed on the bonus payout date with certain exceptions for retirement, death, or a long-term disability. These exceptions allow for eligibility of a pro-rated award based on days of service completed during the performance year.

Bonus Program Targets, Objective, and Calculation. The 2023 Bonus Plan, as applicable to our named executive officers, included the following performance metrics, which were established based on the goals set forth in our confidential annual operating plan for 2023.

•Threshold Metric: Minimum adjusted net operating income of $500 million (must be achieved for any bonus payout to occur).

•Corporate: 2023 overhead run rate (10%), gender representation (5%), and safety metrics (5%), which collectively accounted for 20% of the 2023 Bonus Plan.

•R&D / Manufacturing: Cost per Watt (“CpW”) produced (20%), Series 7 module production (15%), lead line demonstration for our copper replacement (“CuRe”) program (15%), and CuRe entitlement (10%), which collectively accounted for 60% of the 2023 Bonus Plan.

•Commercial: Net bookings accounted for 20% of the 2023 Bonus Plan.

We selected adjusted net operating income as the threshold metric to our 2023 Bonus Plan to enhance our executives’ focus on core operating decisions that would position the company for future success. We believe that the above metrics are key short-term drivers of our long-term success, align with our long-term strategic plans, and are critical measures of success with respect to our annual operating plan. The relative achievement of these performance metrics is linked to enhancing our competitive position in the marketplace by reducing our operating and manufacturing costs, increasing production of our Series 7 modules, enhancing our product performance, increasing our sales, and advancing certain important corporate objectives related to safety and social objectives. We designed the metrics to encourage selling modules at a reasonable gross margin profile, which is expected to increase our profitability while acknowledging the intense pricing competition within the solar industry. We have a proactive focus on associate safety and our gender representation metric shows our commitment to diversity and attracting the best talent. By establishing such performance metrics, we believe we aligned our 2023 Bonus Plan with our overall goals.

2023 Bonus Targets and Payout Results. Based on an assessment of our 2023 results against the criteria described above, the 2023 Bonus Plan results were as presented below:

2023 Bonus Plan Threshold Metric Results
Threshold Metric	Minimum Threshold Level		Result
Adjusted net operating income (1)	> $500 million		Meets
2023 Bonus Plan Performance Metric Results
Metric	Weighting	Focus	Payout Factor
Corporate
2023 overhead run rate	10%	Profitability	1.51
Gender representation	5%	Diversity	2.00
Safety (2)	5%	Operations	2.00
R&D / Manufacturing
CpW produced	20%	Profitability	1.60
Series 7 production volume	15%	Operations	1.86
CuRe lead line demonstration	15%	Technology	1.00
CuRe entitlement	10%	Technology	0.97
Commercial
Net bookings	20%	Growth/Profitability	0.72
2023 Bonus Plan Payout Level	1.34
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(1)Adjusted net operating income is defined as operating income as reported in our consolidated statement of operations for the year ended December 31, 2023 included in our 2023 Annual Report on Form 10-K, adjusted to exclude production start-up expense, underutilization, and costs associated with the initial ramp of our manufacturing lines.

(2)Our safety metric during 2023 related to “good catch” incidents, which are recorded observations of any unsafe behaviors, conditions, or opportunities for safety improvement.

Each performance metric was weighted in accordance with its importance in achieving the goals laid out in our confidential annual operating plan. Targets are set based on levels proposed by management prior to the beginning of the year. Performance goals developed by management are reviewed internally by our Financial Planning & Analysis (“FP&A”) department using a rigorous process to determine the range of potential performance for each measure based on a review of the historical levels of achievement for each metric, and are also reviewed by our Chief Executive Officer, before being presented to the compensation committee for approval. Every year, in determining performance targets, our FP&A department focuses on continuous improvement of Company performance and conducts an analysis for each metric by projecting the cost saved and value added by achievement of each performance goal to determine whether the performance levels required to achieve certain performance goals should be adjusted upward. The performance goals were set at levels that our FP&A department, our management, and the compensation committee believe would require strong performance for a target payout (1.0 multiplier). A threshold payout (0.5 multiplier) was assigned to performance at a level that, while not certain at the time targets were set, we considered likely that such performance would be achieved by the end of the year. Maximum payout (2.0 multiplier) is a stretch performance goal that requires superior performance that delivers meaningful value to our stockholders. If the threshold level of performance was not achieved for a specific metric, the multiplier for that metric would be zero. Additionally, each performance metric was subject to a related governing metric, which precluded the performance metric from exceeding a target payout (1.0 multiplier) if the governing metric was not achieved.

The maximum bonus percentage payable under this formula in the 2023 Bonus Plan was approximately 200% of target. The Chief Executive Officer, with the approval of the compensation committee, (or the compensation committee, in the case of the Chief Executive Officer) elected to apply certain discretionary adjustments to the 2023 payout for our named executive officers; namely, downward discretion to Messrs. Bradley and Gloeckler, upward discretion to payouts for Messrs. Dymbort and Verma, and no discretion to Mr. Widmar. See “Summary Compensation Table – Non-Equity Incentive Plan Compensation” for specific payout levels for each named executive officer.

The threshold and performance goal targets and results under the 2023 Bonus Plan were as follows (others are considered confidential competitive information and are intentionally omitted from disclosure):

•the threshold adjusted net operating income target was $500 million and was achieved at $1.1 billion;

•the overhead expenses target was $365 million and was achieved at $352 million;

•the gender representation target was 22% of women in the workforce and was achieved at 24%;

•the safety target was 200 “good catch” incidents per 100 employees and was achieved at 347 “good catch” incidents per 100 employees; and

•the net bookings target was 35 gigawatts (“GW”) and was not achieved, but the threshold was achieved at 29 GW.

Target Bonus Percentage. Target bonus percentages are established based on job responsibilities, internal pay equity, and peer group data and are evaluated during our annual pay cycle on the same basis as base salary (as discussed above in “2023 Compensation Decisions – Base Salary”). As of the beginning of 2023, the target bonus percentages of our named executive officers were as follows (expressed as a percentage of base salary):

•Mr. Widmar – 135%;

•Mr. Bradley – 90%;

•Mr. Dymbort – 80%;

•Mr. Verma – 80%; and

•Mr. Gloeckler – 80%.

Equity-Based Compensation

We have always been a firm proponent of equity-based compensation and continue to grant time-based RSUs with longer vesting schedules to address retention concerns, while tying realizable compensation to the returns of our stockholders. For example, beginning in 2021 we extended the vesting period for our RSU awards to five years from four years. We also grant PUs to incentivize performance over an approximately three-year performance period. In 2023, we granted such RSUs and PUs to each of our named executive officers, with an intended long-term incentive mix of approximately 75% PUs (up from 60% in 2022) and 25% RSUs (down from 40% in 2022), assuming target performance levels are achieved for the PUs. The compensation committee continues to believe that granting such equity-based compensation furthers our goal of aligning executive and stockholder interests and mitigating certain distractions that our executives may feel because of the ongoing volatility in the solar industry. See “Compensation Philosophy” for further information regarding the process the compensation committee used to determine the value of equity awards granted to our named executive officers in 2023.

Our general practice is to grant our equity awards relatively early in the year. We do not time our grants specifically to avoid any internal “blackouts” or other periods during which our executives and directors may be prohibited by our Insider Trading Policy or applicable law from trading in our securities, or otherwise to provide any preferential benefit to our executives and directors. Details of the equity grants to our named executive officers are contained in the “Grants of Plan-Based Awards” table and the “Outstanding Equity Awards at Fiscal Year-End” table.

EPEP. We believe that a long-term incentive program provides significant benefit to the Company and we routinely reevaluate the components of our equity-based long-term incentive programs. Awards under such programs (i) are expected to represent the largest component of executives’ potential compensation (see “Components of 2023 Executive Compensation”), (ii) serve as a retention tool, and (iii) ensure that our executives’ compensation is linked to the long-term interests of our stockholders and our Company performance, consistent with our compensation philosophy.

For the 2023 PU grants to be earned over an approximately three-year performance period ending in December 2025, the target performance metrics include (i) module sales backlog for delivery after 2025 (30% weighting), (ii) Series 7 module production volume (25% weighting), (iii) CuRe module production volume (15% weighting), (iv) 2023 operating margin (10% weighting), (v) 2024 operating margin (10% weighting), and (vi) 2025 operating margin (10% weighting).

Each performance metric of the EPEP ranges from a threshold level of 0.5 in cases of weaker performance to 2.0 in cases of stronger performance. A 0.5 multiplier was assigned to performance at a level that, while not certain at the time targets were set, we considered likely that such performance would be achieved by the end of the performance period. A 1.0 multiplier was assigned to performance at a level that, while not certain at the time targets were set, aligned with the goals in our confidential long-term operating plan, and thus was at a level that we expected we could achieve by the end of the performance period. A 2.0 multiplier was assigned to a performance level that was substantially more uncertain. If the minimum threshold level of performance is not achieved for a specific metric, the multiplier for that metric will be zero.

Unvested EPEP awards are forfeited upon termination of employment, other than a termination due to death, disability, or a qualifying retirement after the end of the first calendar year of the performance period, in which case the executive would be eligible for a prorated settlement of any PUs following the end of the performance period, based on actual achievement of the applicable performance goals, and prorated based on the length of the period the executive was employed by the Company during the performance period. Retirement is defined as the executive’s voluntary termination of employment after attaining age 55 and completing at least ten years of service. Upon a change in control of the Company in which the acquirer assumes or substitutes such PUs, the PUs will vest in accordance with the provisions described above, unless the executive’s employment is terminated without “cause” or the executive resigns for “good reason.” In such circumstances, the vesting of the PUs will accelerate based on the greater of (i) target level of performance or (ii) actual achievement. Upon the occurrence of a change in control of the Company in which the acquirer does not assume or substitute such PUs, the PUs would be deemed immediately vested at the greater of (i) the target level of performance or (ii) the actual achievement of the applicable performance goals as of the last day of the calendar quarter preceding the change in control.

The grant date fair value of the 2023 PUs granted on March 6, 2023 for our named executive officers was $3,750,067 for Mr. Widmar and $1,499,900 for each of Messrs. Bradley, Dymbort, Verma, and Gloeckler.

RSUs. On March 6, 2023, each of our named executive officers received time-based RSUs, vesting at a rate of 20% on each of the first five anniversaries of the grant date, subject to the individual’s continued employment through such dates. The vesting schedule of the RSUs is designed to complement the EPEP incentive program to maximize retentive value.

The grant date fair value of RSUs granted on March 6, 2023 for our named executive officers was $1,250,022 for Mr. Widmar and $500,179 for each of Messrs. Bradley, Dymbort, Verma, and Gloeckler.

Upon an executive’s termination without cause or a termination due to death or disability, the executive would receive one year of service credit for any outstanding RSUs in accordance with his or her employment agreement terms. In the event of a change in control of the Company, any RSUs would accelerate vesting in accordance with his or her employment agreement terms. See “Executive Compensation – Employment Agreements and Arrangements.”

Other Executive Compensation Information

Broad-based Benefit Programs and Other Compensation

Our named executive officers are entitled to participate in the various benefit programs we offer to all our associates, including a 401(k) plan, medical plan, dental plan, vision plan, life insurance plan, and long-term and short-term disability plans. Under our 401(k) plan, we make a matching contribution equal to 100% of our associates’ contributions up to a maximum of 4% of an associate’s plan-eligible compensation. In 2023, each of Messrs. Widmar, Bradley, Dymbort, Verma, and Gloeckler received the maximum matching contribution of $13,200. Our named executive officers each have vacation entitlements of four weeks per year.

Employment Agreements and Related Arrangements

We have entered into employment, confidentiality, non-competition, non-solicitation, and director and officer indemnification agreements with each of our named executive officers. The compensation committee believes these contracts are fair, reasonable, appropriate, and necessary to attract and retain the executives who are party to these agreements.

Severance Benefits. Our executive employment agreements generally provide that if an individual’s employment is terminated without “cause” (as defined therein), then the executive shall be eligible for (i) salary continuation for a severance period subject to the execution of a release of claims in favor of the Company during the severance period, (ii) health benefits coverage for the severance period, subject to certain contingencies, and (iii) an additional 12 months’ service credit for purposes of determining vesting of equity-based compensation awards (this additional service credit does not apply to PUs). The additional service credit described by the preceding sentence also applies in the event employment terminates due to the executives’ death or disability (as defined therein).

Severance benefits, by their nature, require compensation payments without the receipt of corresponding services. We believe that our executive employment agreements set a proper balance between providing sufficient protection on employment termination and ensuring the executive has sufficient personal investment with respect to his or her employment with the Company and generally provide severance benefits consistent with market practice.

We consistently review the employment agreements we enter into with our named executive officers to address market changes, and our compensation committee has adopted a number of changes to be applied prospectively when entering into agreements with executives to more closely align with market practice. Such changes include the elimination of severance benefits upon a resignation for “good reason” (except in connection with a change in control of the Company), the addition of provisions that make clear that all payments to our executives under such agreements other than base salary are subject to our clawback provision, all severance payments and benefits being subject to the execution of an irrevocable release of claims in favor of the Company, and sign-on bonuses being subject to recoupment in the event of a termination for “cause” within one year of the executive’s start date.

Restrictive Covenants. Our executive confidentiality agreements describe our expectations of the executives regarding our proprietary and confidential information. The non-competition and non-solicitation agreements establish a “protected period” that generally matches the severance period. During the protected period, the senior executives are subject to restrictive covenants as provided in the agreements.

For more details on these employment agreements and the compensation and benefits payable or to be provided in the event of a termination of employment, see “Executive Compensation – Employment Agreements and Arrangements” and “Executive Compensation – Potential Payments upon Termination or Change in Control – Potential Payments upon Termination of Employment (Other than in the Context of a Change in Control).”

Change-in-Control Severance Agreements

We have entered into CIC Agreements with each of our named executive officers. These agreements are intended to align the interests of the executives with our stockholders in a potential change in control situation by mitigating the uncertainty and questions a potential change in control may raise among such executives, allowing them to focus their continued attention and dedication to their assigned duties.

Equity Vesting. The CIC Agreements provide for (a) a double-trigger acceleration of Messrs. Widmar’s, Bradley’s, Dymbort’s, Verma’s, and Gloeckler’s outstanding equity awards, in each case in the event their employment is terminated without “cause” or they resign for “good reason” within two years following a change in control. A resignation for “good reason” includes any material reduction in the authority, duties, or responsibilities held by the executive immediately prior to the change in control date, any material reduction in the annual base salary or annual incentive opportunity of the executive as in effect immediately prior to the change in control date, any change of the executive’s principal place of employment to a location more than 50 miles from the executive’s principal place of employment immediately prior to the change in control date, failure to pay compensation when due, delivery of written notice of the intent to terminate the executive for any reason other than cause, death, or disability, or failure of a successor to assume the CIC Agreement. While our equity plans also contemplate vesting of equity if such equity is not assumed by a successor entity (see “Executive Compensation – Potential Payments upon Termination or Change in Control – Potential Payments upon a Change in Control”), the CIC Agreements address vesting whether or not the equity-based awards are assumed for executives with these arrangements.

Severance Benefits. The CIC Agreements provide certain enhanced severance benefits for our named executive officers in the event their employment is terminated without “cause” or they resign for “good reason” within two years following a change in control. We believe this standard benefit reinforces the notion that in a change-in-control situation, all the executives are similarly situated and must remain focused. The standard benefit is two times their base salary; two times a bonus amount (which is defined as the greater of (i) the executive’s target annual bonus for the year of termination and (ii) the average of the annual cash bonuses payable to the executive in respect of the three full calendar years immediately preceding the calendar year that includes the termination date or, if the executive has not been employed for three full calendar years preceding the calendar year that includes the termination date, the average of the annual cash bonuses payable to the executive for the number of full calendar years prior to the termination date that he or she has been employed); a prorated target bonus; 18 months’ health benefits continuation; and outplacement benefits (maximum of $20,000). Severance benefits are subject to the executive’s execution of a release in favor of the Company and clawback pursuant to the Clawback Policy.

Evaluation by the Compensation Committee. The compensation committee reviews the terms of the CIC Agreements in consultation with its independent compensation consultant, assesses the impact of possible payouts under the CIC Agreements in the event of a change in control, and evaluates whether the CIC Agreements are fair and reasonable to both the executive and the Company. Estimates of change in control payments are presented to, and reviewed by, the compensation committee when compensation is evaluated. Based on its most recent annual review of the CIC Agreements, the compensation committee continues to believe such payments are fair and reasonable. For a further description of compensation provided in the event of a change in control, see “Executive Compensation – Potential Payments upon Termination or Change in Control – Potential Payments upon a Change in Control.”

Tax and Accounting Implications

The Company expects that compensation over $1 million per year paid to any named executive officer will be nondeductible. While the compensation committee considers the deductibility of compensation as one factor in determining executive compensation, the compensation committee has not adopted a policy that all compensation must be deductible and has retained the flexibility to provide compensation to executive officers that is otherwise in the best interests of the Company and its stockholders.

Accounting for Share-Based Compensation. We use ASC Topic 718 for purposes of determining the fair value of share-based (or “equity-based”) compensation. The assumptions used in the calculations of these amounts are included in Note 17. “Share-Based Compensation” to our audited financial statements for the year ended December 31, 2023 included in our Annual Report on Form 10-K. The fair value of awards made to each named executive officer in 2023 is set forth under “Executive Compensation – Summary Compensation Table.”

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any other of the Company’s filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

Since formation of the compensation committee in October 2006, Michael Sweeney has served as its chair. Paul H. Stebbins has served on the compensation committee since his appointment to the board of directors in December 2006. William J. Post has served on the compensation committee since July 2010. Richard D. Chapman has served on the compensation committee since July 2012. Norman L. Wright was appointed to the compensation committee in May 2022.

The compensation committee is composed solely of non-associate directors who are each (i) independent as defined under the NASDAQ listing standards and (ii) a non-associate director for purposes of Rule 16b-3 of the Exchange Act.

With a keen sense of awareness of its fiduciary obligations, the compensation committee actively engages management and reviews data on (i) the relationship between our incentive compensation programs and our long-term strategic goals, (ii) the impact of any individual compensation changes on total compensation (including reviewing executive tally sheets), and (iii) the possibility that any particular program or arrangement could incentivize inappropriate risk-taking behaviors. The compensation committee believes that our compensation philosophy is appropriate and that our incentive compensation programs are important tools that allow all associates, including management, to successfully focus on matters critical to our long-term success.

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement on Schedule 14A and incorporated by reference into our 2023 Annual Report on Form 10-K.

Submitted by the Members of the Compensation Committee

Michael Sweeney (Chair)
Richard D. Chapman
William J. Post
Paul H. Stebbins
Norman L. Wright

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation earned by each of our named executive officers for the years ended December 31, 2023, 2022, and 2021.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark R. Widmar	2023	964,971	5,000,089	1,747,237	13,200	7,725,497
Chief Executive Officer	2022	922,222	4,549,997	1,723,414	12,200	7,207,833
	2021	900,309	4,699,945	930,600	11,600	6,542,454

Alexander R. Bradley	2023	519,486	2,000,079	589,572	13,200	3,122,337
Chief Financial Officer	2022	491,934	1,349,955	605,234	12,200	2,459,323
	2021	479,999	1,350,055	387,763	11,600	2,229,417

Jason Dymbort	2023	440,673	2,000,079	477,850	13,200	2,931,802
General Counsel & Secretary	2022	409,878	799,973	472,931	12,200	1,694,982
	2021	400,000	875,011	282,047	11,600	1,568,658

Kuntal Kumar Verma (5)	2023	433,731	2,000,079	472,406	13,200	2,919,416
Chief Manufacturing Officer

Markus Gloeckler (6)	2023	430,312	2,000,079	448,191	13,200	2,891,782
Chief Technology Officer

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(1)Salary represents actual salary earned during the year and includes base salary and payments for vacation and holidays.

(2)Stock awards reflect the aggregate grant date fair value of the awards determined in accordance with ASC Topic 718. The assumptions and methodologies used in the calculations of these amounts are set forth in Note 17. “Share-Based Compensation” to our audited financial statements for the year ended December 31, 2023 included in our 2023 Annual Report on Form 10-K. Under U.S. generally accepted accounting principles, compensation expense with respect to stock awards granted to our executive officers is generally recognized over the vesting periods applicable to the awards. The SEC disclosure rules require that we present stock award amounts in the applicable row of the table above using the grant date fair value of the awards granted during the corresponding year (regardless of the period over which the awards are scheduled to vest). In the table, PUs are reflected at the target level of achievement for applicable performance metrics. The actual number of PUs that vest following the end of the applicable performance period, if any, will depend on the relative attainment of the performance metrics. For a discussion of specific stock awards granted during 2023, see “Grants of Plan-Based Awards” below.

(3)For a description of Non-Equity Incentive Plan Compensation, see “Compensation Discussion and Analysis – Components of 2023 Executive Compensation” and “Compensation Discussion and Analysis – 2023 Compensation Decisions – Cash Incentive Compensation.”

(4)All Other Compensation represents earned employer matching contributions under the Company’s 401(k) plan.

(5)Mr. Verma’s employment commenced in October 2002. He was not a named executive officer within the meaning of the Exchange Act in 2021 or 2022.

(6)Mr. Gloeckler’s employment commenced in October 2005. He was not a named executive officer within the meaning of the Exchange Act in 2021 or 2022.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards and other incentive compensation made to our named executive officers during the year ended December 31, 2023. The minimum award (below threshold performance) under the cash and equity plan-based award programs was $0.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Award Type	Grant Date	Approval Date	Thresh ($)	Target ($)	Max ($)	Thresh (#)	Target (#)	Max (#)
Mark R. Widmar	RSU (4)	3/6/23	2/22/23							5,888	1,250,022
	PU (5)	3/6/23	2/22/23				8,832	17,664	35,328		3,750,067
	Cash			651,954	1,303,908	2,607,816

Alexander R. Bradley	RSU (4)	3/6/23	2/22/23							2,356	500,179
	PU (5)	3/6/23	2/22/23				3,533	7,065	14,130		1,499,900
	Cash			234,032	468,063	936,126

Jason Dymbort	RSU (4)	3/6/23	2/22/23							2,356	500,179
	PU (5)	3/6/23	2/22/23				3,533	7,065	14,130		1,499,900
	Cash			176,537	353,074	706,148

Kuntal Kumar Verma	RSU (4)	3/6/23	2/22/23							2,356	500,179
	PU (5)	3/6/23	2/22/23				3,533	7,065	14,130		1,499,900
	Cash			174,181	348,362	696,724

Markus Gloeckler	RSU (4)	3/6/23	2/22/23							2,356	500,179
	PU (5)	3/6/23	2/22/23				3,533	7,065	14,130		1,499,900
	Cash			172,408	344,815	689,630

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(1)For a description of cash incentive plan awards, see “Compensation Discussion and Analysis – Components of 2023 Executive Compensation” and “Compensation Discussion and Analysis – 2023 Compensation Decisions – Cash Incentive Compensation.” Bonus amounts are prorated for changes in salary or target bonus percentage during the year.

(2)The actual number of PUs that vest following the end of the applicable performance period, if any, will depend on the relative attainment of the performance metrics. For additional discussion of PUs granted in 2023, see “Compensation Discussion and Analysis – Components of 2023 Executive Compensation” and “Compensation Discussion and Analysis – 2023 Compensation Decisions – Equity-Based Compensation.” The grant date fair value at the maximum level of the performance for the PUs in 2023 is $7,500,134 for Mr. Widmar and $2,999,800 for each of Messrs. Bradley, Dymbort, Verma, and Gloeckler.

(3)The grant date fair value of these awards was determined in accordance with ASC Topic 718. The assumptions and methodologies used in the calculations of these amounts are set forth in Note 17. “Share-Based Compensation” to our audited financial statements for year ended December 31, 2023 included in our 2023 Annual Report on Form 10-K.

(4)RSUs vest over five years at a rate of 20% per year, commencing on the first anniversary of the grant date, subject to the named executive officer’s service through each vesting date. For a description of the material terms of the RSUs granted in 2023, see “Compensation Discussion and Analysis – Components of 2023 Executive Compensation” and “Compensation Discussion and Analysis – 2023 Compensation Decisions – Equity-Based Compensation.”

(5)Represents PUs granted in 2023 under the EPEP. For a description of the material terms of the PUs granted in 2023, see “Compensation Discussion and Analysis – Components of 2023 Executive Compensation” and “Compensation Discussion and Analysis – 2023 Compensation Decisions – Equity-Based Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding stock awards held by our named executive officers as of December 31, 2023.

			Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)		Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)
Mark R. Widmar	3/6/20		14,987	2,581,960
	3/6/21		15,305	2,636,745
	5/3/21	(4)	71,829	12,374,700
	3/15/22		19,424	3,346,367
	3/15/22				(5)	72,838	12,548,531
	3/6/23		5,888	1,014,385
	3/6/23				(6)	35,328	6,086,308
Total			127,433	21,954,157		108,166	18,634,839

Alexander R. Bradley	3/6/20		4,035	695,150
	3/6/21		4,396	757,343
	5/3/21	(4)	20,632	3,554,481
	3/15/22		5,763	992,850
	3/15/22				(5)	21,610	3,722,971
	3/6/23		2,356	405,892
	3/6/23				(6)	14,130	2,434,316
Total			37,182	6,405,716		35,740	6,157,287

Jason Dymbort	3/6/20		1,729	297,872
	3/6/21		2,280	392,798
	5/3/21	(4)	10,698	1,843,051
	3/15/22		3,415	588,336
	3/15/22				(5)	12,806	2,206,218
	3/6/23		2,356	405,892
	3/6/23				(6)	14,130	2,434,316
Total			20,478	3,527,949		26,936	4,640,534

Kuntal Kumar Verma	3/6/20		1,729	297,872
	3/6/21		1,953	336,463
	5/3/21	(4)	9,169	1,579,635
	3/15/22		3,628	625,032
	3/15/22				(5)	13,606	2,344,042
	3/6/23		2,356	405,892
	3/6/23				(6)	14,130	2,434,316
Total			18,835	3,244,894		27,736	4,778,358

Markus Gloeckler	3/6/20		1,729	297,872
	3/6/21		2,280	392,798
	5/3/21	(4)	10,698	1,843,051
	3/15/22		3,415	588,336
	3/15/22				(5)	12,806	2,206,218
	3/6/23		2,356	405,892
	3/6/23				(6)	14,130	2,434,316
Total			20,478	3,527,949		26,936	4,640,534
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(1)Unless otherwise noted, RSUs issued prior to 2021 vest over four years at a rate of 25% per year, commencing on the first anniversary of the grant date, subject to the named executive officer’s service through each vesting date. RSUs issued beginning in 2021 vest over five years at a rate of 20% per year, commencing on the first anniversary of the grant date, subject to the named executive officer’s service through each vesting date.

(2)The market value was calculated using the closing price per share of our common stock of $172.28 per share on December 29, 2023.

(3)Represents PUs under the EPEP. The actual number of PUs that vest following the end of the applicable performance period, if any, will depend on the relative attainment of the performance metrics. For a discussion of specific stock awards granted during 2023, see “Grants of Plan-Based Awards” above.

(4)Represents the grant of PUs under the EPEP awarded in 2021 for the three-year performance period ended December 31, 2023, subject to the relative attainment of performance metrics relating to (i) contracted revenue, (ii) cost per watt, (iii) incremental average selling price, and (iv) operating income. The PU awards vested in February 2024 upon the compensation committee’s certification of the performance achievement and the respective executive officer’s continued employment with the Company through that time. The number of shares reflected in the table represents the actual shares vested based on the applicable performance goal.

(5)Represents the grant of PUs under the EPEP awarded in 2022 for the three-year performance period ending December 31, 2024, subject to the relative attainment of performance metrics relating to (i) backlog for delivery after 2024, (ii) Series 7 cost per watt, and (iii) cash adjusted return on invested capital (“ROIC”). In accordance with SEC rules, the value reflected in the table in respect of such PUs assumes applicable performance goals are achieved at maximum performance.

(6)Represents the grant of PUs under the EPEP awarded in 2023 for the three-year performance period ending December 31, 2025, subject to the relative attainment of performance metrics relating to (i) backlog for delivery after 2025, (ii) Series 7 module production volume, (iii) CuRe module production volume, (iv) 2023 operating margin, (v) 2024 operating margin, and (vi) 2025 operating margin. In accordance with SEC rules, the value reflected in the table in respect of such PUs assumes applicable performance goals are achieved at maximum performance. For a description of this award, see “Compensation Discussion and Analysis – Components of 2023 Executive Compensation” and “Compensation Discussion and Analysis – 2023 Compensation Decisions – Equity-Based Compensation.”

Stock Vested

The following table provides information, on an aggregate basis, with respect to stock awards that vested during the year ended December 31, 2023 for each of the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark R. Widmar	131,672	26,346,363
Alexander R. Bradley	34,110	6,837,600
Jason Dymbort	11,423	2,307,324
Kuntal Kumar Verma	9,713	1,971,324
Markus Gloeckler	12,266	2,475,781
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(1)Calculated using the closing price per share of our common stock on the respective vesting dates.

Pensions and Nonqualified Deferred Compensation

We do not currently provide our named executive officers with pension benefits (other than a tax-qualified 401(k) plan benefit) or other nonqualified deferred compensation arrangements that could be characterized as nonqualified deferred compensation arrangements under Section 409A of the Code.

Employment Agreements and Arrangements

We have entered into employment agreements with each of Messrs. Widmar, Bradley, Dymbort, Verma, and Gloeckler to serve as an executive officer. Under the terms of each employment agreement, each executive officer is entitled to an annual base salary as described under “Compensation Discussion and Analysis – 2023 Compensation Decisions – Base Salary,” the opportunity to participate in our annual bonus program with a target bonus as described under “Compensation Discussion and Analysis – 2023 Compensation Decisions – Cash Incentive Compensation,” other senior level incentive programs, standard employee benefits, and four weeks of vacation.

Our employment agreements with our executive officers provide that, in the event their employment is terminated by us without “cause,” the executive officer is eligible to receive the following: (i) severance equal to one year of his or her annual base salary, payable over the 12 months following termination (two years payable over 24 months in the case of Mr. Widmar), (ii) continued medical benefits until the earlier of one year following termination or his or her coverage under the medical benefit plan of another employer, and (iii) an additional one year of service credit for purposes of determining vesting of time-based equity compensation awards (this additional service credit does not apply to PUs). The additional vesting described in clause (iii) above also applies if the executive officer’s employment terminates due to his or her death or disability. In the event of termination of the executive officer’s employment for any reason, he or she is entitled to payment of his or her earned and unused (and unforfeited) vacation. The severance benefits described in clause (i) above are conditioned upon the executive timely delivering a valid and irrevocable release of claims in favor of the Company.

Each executive officer is also subject to either separate confidentiality and intellectual property agreements or an intellectual property agreement, each of which contains confidentiality provisions, and a separate non-competition and non-solicitation agreement, the latter of which provides that the executive officer will not compete with the Company or solicit Company associates during a one-year restricted period (two years in the case of Mr. Widmar). Each executive officer has also entered into a separate CIC Agreement with the Company, the terms of which are described in “Potential Payments upon Termination or Change in Control – Potential Payments upon a Change in Control – Change-in-Control Severance Agreements.”

Although some of our employment agreements include specific provisions subjecting only certain payments thereunder to clawback to the extent required by law, certain payments to our executives under each of the agreements also are subject to clawback to the extent required pursuant to the Clawback Policy.

Potential Payments upon Termination or Change in Control

Potential Payments upon Termination of Employment (Other than in the Context of a Change in Control)

The table below reflects the estimated amount of compensation payable to each of our named executive officers in the event of termination of such executive’s employment as of December 31, 2023. Amounts included in the table reflect an involuntary termination without “cause” and a termination due to death, disability, or a qualifying retirement of the executive, in each case, other than in connection with a change in control. The actual amounts to be paid out can only be determined at the time of the executive’s separation from the Company. Unless otherwise noted, for purposes of the calculations below, we used a share value of $172.28 per share, which was the closing price per share of our common stock on December 29, 2023. None of the named executive officers is entitled to compensation upon a termination for “cause” except for the value of any earned and unused (and unforfeited) vacation.

For descriptions relating to these payments and benefits, including any release, non-competition, non-solicitation, or similar requirements, see “Compensation Discussion and Analysis – Other Executive Compensation Information – Employment Agreements and Related Arrangements.” The amounts do not include amounts payable pursuant to the Company’s contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation, in favor of executive officers of the Company and that are available generally to all salaried associates, including payment of accrued rights such as payment for accrued and unpaid vacation.

Name	Payment Type		Involuntary Not for Cause Termination ($)		Termination Due to Death, Disability, or Retirement ($)
Mark R. Widmar	Cash severance	(1)	1,946,700	(4)	1,747,237
	Health coverage	(2)	16,468		—
	Equity treatment	(3)	4,500,470	(3)	16,104,701
	Total		6,463,638		17,851,938

Alexander R. Bradley	Cash severance	(1)	525,000	(4)	627,204
	Health coverage	(2)	26,716		—
	Equity treatment	(3)	1,277,284	(3)	4,764,164
	Total		1,829,000		5,391,368

Jason Dymbort	Cash severance	(1)	447,000	(4)	473,119
	Health coverage	(2)	—		—
	Equity treatment	(3)	657,248	(3)	2,752,280
	Total		1,104,248		3,225,399

Kuntal Kumar Verma	Cash severance	(1)	450,000	(4)	466,805
	Health coverage	(2)	23,309		—
	Equity treatment	(3)	647,601	(3)	2,652,086
	Total		1,120,910		3,118,891

Markus Gloeckler	Cash severance	(1)	437,000	(4)	462,053
	Health coverage	(2)	24,376		—
	Equity treatment	(3)	657,248	(3)	2,752,280
	Total		1,118,624		3,214,333

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(1)Estimates based on aggregate payments made over the severance period, which period for Mr. Widmar is 24 months and for all other executives is 12 months.

(2)Represents maximum aggregate value of continued health benefit coverage based on 2023 costs for this benefit, to be provided over the health benefit continuation period, which is 12 months for all named executive officers, with the exception of Mr. Dymbort, who waived health coverage for 2023.

(3)Amounts are estimates, based on the aggregate value of 12 months’ acceleration of the vesting of time-based equity awards outstanding on December 31, 2023, as provided under the terms of each named executive officer’s employment agreement. In the event of a termination due to death, disability, or retirement, PUs would vest following the end of the performance period, based on actual achievement of the applicable performance metrics and pro-rated based on the length of the period the executive was employed by the Company during the performance period. In the table, PU vesting is reflected at the target level of achievement of applicable performance metrics. The actual number of PUs that vest following the end of the applicable performance period, if any, will depend on the relative attainment of the performance metrics.

(4)Our 2023 Bonus Plan requires that all associates be employed on the bonus payout date, with exceptions for retirement, death, and long-term disability. These exceptions allow for eligibility of a pro-rated award based on days of service completed during the performance year. Amounts shown reflect actual payment with no discretion applied.

Potential Payments upon a Change in Control

Consequences of a Change in Control Under Equity-Based Compensation Plans. The 2020 Omnibus Plan and its predecessor, the 2015 Omnibus Incentive Compensation Plan (“2015 Omnibus Plan”), provide that, unless otherwise provided in an award agreement, or unless provision is made in connection with the change in control (as defined below) for assumption of, or substitution for, awards previously granted, in the event of a change in control, any equity awards outstanding as of the date of the change in control shall be treated as follows as of the date immediately prior to the change in control: (i) awards subject only to time-based vesting criteria would become (or would be deemed) fully vested and/or exercisable, and all restrictions and forfeiture provisions related thereto would lapse, as applicable, and (ii) all PUs and other awards designated as performance compensation awards would be paid out as if the date of the change in control were the last day of the applicable performance period and “target” performance levels had been attained.

The term “change of control” in the 2015 Omnibus Plan is defined as the occurrence of any of the following events:

•During any period of 24 consecutive months, individuals who were members of the board of directors at the beginning of such period (“Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the board of directors;

•The consummation of (i) a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving (x) the Company or (y) any of its subsidiaries, (but in the case of this clause (y) only if voting securities of the Company are issued or issuable in connection with such transaction) or (ii) a sale or other disposition of all or substantially all the assets of the Company, in each case, unless following which (a) the stockholders of the Company as of just prior to such consummation continue to own in substantially the same proportions more than 50% of the combined voting power of the surviving entity (disregarding any interests in the surviving entity that such stockholders owned before such consummation), (b) no person (excluding employee benefit plans or related trusts and specified shareholders (defined below)) owns 20% or more of the combined voting power of the surviving entity, and (c) a majority of the members of the board of directors of the surviving entity were members of the Company’s board of directors as of the time such transaction was agreed upon or approved;

•The approval by our stockholders of a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in the preceding bullet that does not otherwise constitute a change in control; or

•The date that any legal person, corporation, or other entity or group (as defined) other than any “specified shareholder” becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power that is equal to or greater than 30%.

The term “change of control” in the 2020 Omnibus Plan is defined as the occurrence of any of the following events:

•During any period of 24 consecutive months, Incumbent Directors cease at any time during such period for any reason to constitute at least a majority of the board of directors; provided, however, that any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person;

•The consummation of (i) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its subsidiaries (but in the case of this clause (y) only if voting securities of the Company are issued or issuable in connection with such transaction) or (ii) a sale or other disposition of all or substantially all the assets of the Company, in each case, unless following which (a) the stockholders of the Company as of just prior to such consummation continue to own in substantially the same proportions more than 50% of the combined voting power of the surviving entity (disregarding any interests in the surviving entity that such stockholders owned before such consummation), (b) no person (excluding employee benefit plans or related trusts and specified shareholders, defined below) owns 20% or more of the combined voting power of the surviving entity, and (c) a majority of the members of the board of directors of the surviving entity were members of the Company’s board of directors as of the time such transaction was agreed upon or approved;

•The approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in the preceding bullet that does not otherwise constitute a change of control; or

•The date that any legal person, corporation, or other entity or group (as defined) other than any “specified shareholder” becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power that is equal to or greater than 30%.

PU Award Agreements. The PUs granted to our named executive officers under the EPEP provide that, upon a change in control of the Company in which the acquirer assumes or substitutes the PUs, the PUs would accelerate vesting based on the greater of target or actual achievement of the applicable vesting conditions as of the date of termination, if, during the two-year period after a change in control, the executive’s employment is terminated without “cause” or the executive resigns for “good reason” (as defined in the executive’s CIC Agreement). Upon the occurrence of a change in control of the Company in which the acquirer does not assume or substitute the PUs, the PUs would be deemed immediately vested at the greater of target or actual achievement of the applicable vesting conditions as of the last date of the quarter preceding the change in control.

Change-in-Control Severance Agreements. We have entered into CIC Agreements with our executive officers and certain senior management, including each of our named executive officers. As of July 2013, our compensation committee determined that such CIC Agreements will no longer provide for full vesting of unvested time-vested equity-based compensation upon a change in control of the Company and will instead provide for vesting of such equity-based compensation only upon a termination without “cause” or resignation for “good reason” within two years following a change in control of the Company. Consistent with that decision, pursuant to the CIC Agreements entered into with Messrs. Widmar, Bradley, Dymbort, Verma and Gloeckler, if a change in control occurs (substantially as defined in the 2020 Omnibus Plan and the 2015 Omnibus Plan, except that a change in control will only be deemed to have occurred if such change in control constitutes a change in the ownership or effective control of the Company or a change in the ownership or a substantial portion of the assets of the Company within the meaning of Section 409A of the Code), Messrs. Widmar, Bradley, Dymbort, Verma and Gloeckler will only become entitled to accelerated vesting of all equity-based, long-term incentive awards (other than awards which by their express terms do not accelerate under the CIC Agreements) upon termination without “cause” or resignation for “good reason” within two years following a change in control of the Company.

Named executive officers who are party to a CIC Agreement will also be entitled to severance payments and benefits if, during the two-year period after a change in control, the executive’s employment is terminated without “cause” or the executive resigns for “good reason” (including any material reduction in an executive’s authorities, duties, or responsibilities; any material reduction in annual base salary or annual incentive opportunity; a relocation of the executive’s principal place of employment by 50 or more miles; a failure to pay compensation when due; a failure of a successor to assume the obligations of the agreement; and receipt of written notice from the Company of a termination without “cause”) (such termination, a “qualifying termination”).

If terminated or separated from the Company under those circumstances, the executive would be entitled to the following additional benefits under the CIC Agreement:

•a lump-sum cash severance payment equal to two times the sum of (i) the executive’s annual base salary (without regard to any reduction giving rise to “good reason”) and (ii) the greater of (a) the executive’s target annual bonus for the year of termination; or (b) the average of the annual cash bonuses payable to the executive in respect of the three full calendar years immediately preceding the calendar year that includes the termination date or, if the executive has not been employed for three full calendar years preceding the calendar year that includes the termination date, the average of the annual cash bonuses payable to the executive for the number of full calendar years prior to the termination date that he or she has been employed;

•a pro-rated target annual bonus for the year of termination;

•the continuation of, or reimbursement for, medical and certain other employee benefits for 18 months after termination of employment; and

•reimbursement for the cost of executive-level outplacement services (subject to a $20,000 limit).

Such severance benefits under the CIC Agreements are in lieu of any other severance benefit the executive may otherwise be entitled to, such as under the executive’s employment agreement. To obtain severance benefits under a CIC Agreement, an executive must first execute a separation agreement with the Company that includes a waiver and release of any and all claims against the Company. For terminations other than a qualifying termination following a change in control, the executive is entitled to vested and accrued benefits, such as (i) payments of any unpaid salary, bonuses or other amounts earned or accrued through the termination date, (ii) reimbursement of any unreimbursed business expenses incurred through the termination date, (iii) payments explicitly set forth in any other benefit plans, practices, policies and programs in which the executive participates, and (iv) any payments the Company is or becomes obligated to make.

As a result of our compensation committee’s decision to no longer provide any executives with excise tax gross-up payments that may be triggered under Section 280G of the Code, we no longer have any legacy employment agreements with our named executive officers that allow for such tax gross-up payments.

The table below shows the amounts that would be payable to each of the named executive officers who is party to a CIC Agreement in the event of a qualifying termination following a change in control, if a change in control and the qualifying termination had occurred on December 31, 2023, using a share value of $172.28 per share, which was the closing price per share of our common stock on December 29, 2023. The amounts do not include amounts payable pursuant to our contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation, in favor of executive officers of the Company and that are available generally to all salaried associates, including payment of accrued rights such as payment for accrued and unpaid vacation.

Name	Cash Severance Payment Amount ($)	Value of Accelerated Equity Awards ($)(1)	Estimated Value of Medical and Welfare Benefits ($)(2)	Estimated Value of Outplacement Assistance ($)(3)	Total ($)
Mark R. Widmar	5,957,451	25,308,621	24,702	20,000	31,310,774
Alexander R. Bradley	2,532,259	7,771,551	40,074	20,000	10,363,884
Jason Dymbort	1,953,222	4,960,113	—	20,000	6,933,335
Kuntal Kumar Verma	1,945,085	4,872,940	34,963	20,000	6,872,988
Markus Gloeckler	1,908,446	4,960,113	36,564	20,000	6,925,123
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(1)The vesting of all time-based equity awards for Messrs. Widmar, Bradley, Dymbort, Verma and Gloeckler is a double-trigger benefit, and such time-based equity awards vest only upon a termination without “cause” or for resignation for “good reason” within two years following a change in control of the Company. All PUs vest at the greater of target or actual performance, only upon a termination without “cause” or for resignation for “good reason” within two years following a change in control, in the event that an acquirer of the Company assumes or substitutes the PUs. In the table, PU vesting is reflected at the target level of achievement of applicable performance metrics.

(2)Represents the estimated value of 18 months continued medical and certain other employee benefits based on 2023 costs for these benefits, with the exception of Mr. Dymbort, who waived health coverage for 2023.

(3)Assumes a maximum payment of $20,000, which may be made for outplacement assistance.

Pay Versus Performance Table

The following table sets forth information about the relationships (i) between executive Compensation Actually Paid (“CAP”) to (x) our principal executive officer (“PEO”) and (y) all other named executive officers (“NEOs”) as a group on an average basis, on the one hand, and each of our (A) cumulative shareholder return, (B) net income or loss, and (C) company-selected financial performance measure for the years ended December 31, 2023, 2022, 2021, and 2020, and (ii) between our cumulative shareholder return and cumulative shareholder return of our peer group for the same period.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($ thousands) (7)	Cash-Adjusted ROIC (8)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
2023	7,725,497	19,876,806	2,966,334	4,910,325	308	174	830,777	17.5%
2022	7,207,833	32,511,818	2,074,445	7,778,798	268	237	(44,166)	0.4%
2021	6,542,454	3,129,120	1,967,842	1,312,273	156	250	468,693	11.8%
2020	8,317,673	26,480,543	2,690,678	7,728,980	177	334	398,355	11.4%
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(1)Represents the “Total” compensation for our PEO, Mr. Widmar, as set forth under “Executive Compensation – Summary Compensation Table.”

(2)CAP to our PEO and the average of all non-PEO NEOs is calculated in accordance with Item 402(v) of Regulation S-K (“Item 402(v)”). Such amounts do not reflect the actual amount of compensation earned by or paid to our PEO and other NEOs during the applicable year. In accordance with Item 402(v), the following adjustments were made to the amounts reported in the “Stock Awards” column in the “Summary Compensation Table” in each year’s respective proxy statement to determine the CAP.

	Year	Reported Summary Compensation Table Total ($)	Reported Value of Stock Awards ($)	Stock Award Adjustments ($)(a)	Compensation Actually Paid ($)
PEO	2023	7,725,497	(5,000,089)	17,151,398	19,876,806
	2022	7,207,833	(4,549,997)	29,853,982	32,511,818
	2021	6,542,454	(4,699,945)	1,286,611	3,129,120
	2020	8,317,673	(6,000,023)	24,162,893	26,480,543

Average of non-PEO NEOs	2023	2,966,334	(2,000,079)	3,944,070	4,910,325
	2022	2,074,445	(999,985)	6,704,338	7,778,798
	2021	1,967,842	(1,118,754)	463,185	1,312,273
	2020	2,690,678	(1,579,996)	6,618,298	7,728,980
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(a)The stock award adjustments for each applicable year are further detailed in the table below. The fair value of such awards reflects changes to both the price per share of our common stock and the expected attainment of the underlying performance metrics associated with PU grants.

	Year	Year End Fair Value of Outstanding and Unvested Stock Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Stock Awards ($)	Year over Year Change in Fair Value of Stock Awards Granted in Prior Years that Vested in the Year ($)	Total Stock Award Adjustments ($)
PEO	2023	5,153,067	5,375,117	6,623,214	17,151,398
	2022	14,547,305	17,718,245	(2,411,568)	29,853,982
	2021	5,467,198	(2,117,060)	(2,063,527)	1,286,611
	2020	13,685,088	11,454,539	(976,734)	24,162,893

Average of non-PEO NEOs	2023	2,061,158	1,013,061	869,851	3,944,070
	2022	3,307,026	3,856,455	(459,143)	6,704,338
	2021	1,293,237	(414,754)	(415,298)	463,185
	2020	3,603,715	3,255,929	(241,346)	6,618,298

(3)For 2022 and 2021, our non-PEO NEOs were Messrs. Bradley and Dymbort, Georges J. Antoun (our Chief Commercial Officer), and Caroline Stockdale (our Chief People and Communications Officer). For 2020, our non-PEO NEOs were Messrs. Bradley and Antoun, Philip Tymen deJong (our former Chief Operating Officer), Raffi Garabedian (our former Chief Technology Officer), and Ms. Stockdale.

(4)Represents the total average compensation for our non-PEO NEOs, derived from the “Total” column in the “Summary Compensation Table” in each year’s respective proxy statement.

(5)Represents the Total Shareholder Return (“TSR”) on our common stock assuming an investment of $100 on December 31, 2019.

(6)Represents the TSR for the Invesco Solar ETF, which is a peer issuer group of solar companies. For purposes of the table, an investment of $100 (with reinvestment of all dividends) is assumed to have been made in the Invesco Solar ETF on December 31, 2019.

(7)Represents our consolidated net income or loss, in thousands, as reported in our Annual Report on Form 10-K for each of the years presented.

(8)Represents the company-selected financial performance measure used to link CAP to our PEO and non-PEO NEOs for the most recently completed year to company performance. Cash-adjusted ROIC is calculated as (i) net operating profit after taxes, adjusted to exclude production start-up expense and costs associated with the ramp of our manufacturing facilities, divided by (ii) the sum of stockholder’s equity and long-term debt, less cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that cash-adjusted ROIC is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed year, to Company performance.

Analysis of the Pay Versus Performance Table

Exhibit #1: Relationship between CAP and TSR. The following graph shows the relationship of CAP to our PEO and the average CAP to our non-PEO NEOs to our total shareholder return for the years ended December 31, 2023, 2022, 2021, and 2020:

As discussed in “Compensation Discussion and Analysis — Our Business Strategy, Key 2023 Compensation Decisions and Compensation Best Practices,” we seek to align the interests of our executives with those of our stakeholders by routinely reviewing the share ownership requirements for our executive officers. Under these guidelines, our PEO’s share ownership requirement is six times base salary and the share ownership requirement of all other executives is three times base salary. Accordingly, the CAP to our PEO and non-PEO NEOs is influenced to a large degree by changes in the price per share of our common stock, as well as the relative attainment of the performance metrics for PUs granted under the various EPEP awards.

The elevated CAP to our PEO and non-PEO NEOs during 2022 and 2023 was primarily driven by a higher fair value for RSUs and PUs due to an increase in our share price, which corresponds with the increase in TSR during such periods, as well as an increase in the expected attainment of the underlying performance metrics associated with certain PU grants. The increase to TSR in 2023 compared to 2022 was primarily due to continued benefits received from government support programs, such as the Inflation Reduction Act of 2022; our growing backlog of future module sales, in particular those manufactured in the United States; and the ongoing expansion of our manufacturing capacity.

Exhibit #2: Relationship between CAP and Net Income or Loss. The following graph shows the relationship of CAP to our PEO and the average CAP to our non-PEO NEOs to our net income or loss for the years ended December 31, 2023, 2022, 2021, and 2020:

As discussed in Exhibit #1 above, the level of CAP to our PEO and non-PEO NEOs during 2022 and 2023 was primarily driven by an increase in our share price and an increase in the expected attainment of the underlying performance metrics associated with certain PU grants. For 2022, the performance metrics with the most significant effect on CAP related to the EPEP awards granted during 2021 and 2022. Among other things, such metrics include cash-adjusted ROIC, Series 7 cost per watt produced, and bookings backlog for future module deliveries. Although CAP to our PEO and non-PEO NEOs increased during a period of net loss for the Company, our executive compensation programs are designed to incentivize the achievement of performance objectives that align with our long-term strategic plans. As net income is not currently a performance metric in our long-term incentive awards, it did not directly impact CAP during the periods shown in the graph above.

Exhibit #3: Relationship between CAP and Cash-Adjusted ROIC. The following graph shows the relationship of CAP to our PEO and the average CAP to our non-PEO NEOs to our cash-adjusted ROIC for the years ended December 31, 2023, 2022, 2021, and 2020:

As discussed in Exhibit #1 above, the level of CAP to our PEO and non-PEO NEOs during 2022 and 2023 was primarily driven by an increase in our share price and an increase in the expected attainment of the underlying performance metrics associated with certain PU grants. In contrast, cash-adjusted ROIC is based on the Company’s operating results for each period presented in the graph above rather than the expected attainment of that metric in the future measurement periods specified in the related EPEP award, which drove the increased CAP in 2022.

Exhibit #4: Relationship between TSR and Peer Group TSR. The following graph shows the relationship of the three-year cumulative TSR on our common stock relative to the TSR of the Invesco Solar ETF for the years ended December 31, 2023, 2022, 2021, and 2020:

As illustrated above, our TSR increased approximately 15% in 2023 compared to 2022 primarily due to continued benefits received from government support programs, such as the Inflation Reduction Act of 2022; our growing backlog of future module sales, in particular those manufactured in the United States; and the ongoing expansion of our manufacturing capacity. We believe such factors had a positive effect on our TSR relative to the TSR of our peer group.

Performance Measures Used to Link CAP to Company Performance

The following table sets forth the Company’s most important financial and non-financial performance measures used to link CAP to our NEOs to company performance for the year ended December 31, 2023. Our financial performance measures consist of measures that are determined and presented in accordance with the accounting principles used in the preparation of our consolidated financial statements or measures that are derived wholly or in part from such measures. These performance measures are not ranked by relevant importance. The results of our company-selected financial performance measure, cash-adjusted ROIC, are disclosed in the Pay Versus Performance Table above.

Description
Cash-adjusted ROIC (1)
Adjusted net operating income (2)
Overhead (3)
Cost per watt produced (4)
Net bookings during 2023 (5)
Bookings backlog for delivery in certain future periods (6)
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(1)Cash-adjusted ROIC is calculated as defined in the Pay Versus Performance Table above.

(2)Adjusted net operating income is calculated in accordance with the approach taken for our 2023 Bonus Plan. See “Compensation Discussion and Analysis – 2023 Compensation Decisions.”

(3)Represents fixed costs reported within our consolidated operating income, excluding production costs and certain discrete items.

(4)Represents the manufactured cost of our modules expressed on a per watt basis.

(5)Represents the total volume of new contracts with customers during the year.

(6)Represents the total volume of modules expected to be sold in certain future periods.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Mark Widmar, our Chief Executive Officer. The pay ratio included in this information represents a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2023, our last completed fiscal year:

•the median annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $87,024 (without applying cost-of-living adjustments, the median annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $23,560);

•the annual total compensation of our Chief Executive Officer was $7,725,497; and

•our Chief Executive Officer’s annual total compensation was 89 times that of the median annual total compensation of all employees (without applying cost-of-living adjustments, our Chief Executive Officer’s annual total compensation was 328 times that of the medial annual total compensation of all employees).

To identify the median of the annual total compensation of all our employees (or “median employee”), as well as to determine the annual total compensation of the median employee, we made assumptions:

1.Population Date. We selected December 31, 2023 as the date upon which we would identify the median employee because it enabled us to make such identification in a reasonably efficient and economical manner.

2.Population Composition. As of December 31, 2023, our global employee population consisted of approximately 6,700 associates. This population included the Company’s full-time and part-time employees, but excluded independent contractors, interns, and temporary employees.

3.Median Employee. To identify the median employee from our employee population, we used the annual total compensation of our employees. To determine annual total compensation, we reviewed the Company’s global payroll records and determined the pay categories that should be included in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. In making this determination, we annualized the base salary of full-time and part-time employees who were hired during 2023. We applied the exchange rate as of December 31, 2023 to convert the compensation paid in local currency to U.S. dollars. We then applied a cost-of-living adjustment to the annual total compensation of each employee by comparing nominal gross domestic product per capita for the respective country of employment for each employee for 2022 as published by the World Bank (the most recent year with available data). Using this methodology, we determined that the median employee was a full-time, salaried employee located in the United States, with annual total compensation of $87,024 for the year ended December 31, 2023.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Upon the recommendation of the nominating and governance committee of the board of directors, the board of directors has nominated for election at the annual meeting the following ten nominees. Information about these nominees is provided above in the section “Directors.” Each of the nominees, other than Dr. Renduchintala, is currently serving as a director of the Company. We expect each nominee for election as a director at the annual meeting to be able to accept such nomination. If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or cause a substitute nominee to stand for election. If a substitute nominee is selected to stand for election, the proxy holders will vote shares with respect to the substitute nominee in accordance with the voting instructions received for the original nominee unless you change your vote in accordance with the procedures described above in the section “Questions and Answers About the Annual Meeting – Can I change my vote after I submit my proxy?” At the annual meeting, proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees

The board of directors has nominated for election to the board of directors the following ten nominees:

Michael J. Ahearn
Anita Marangoly George
Molly E. Joseph
Lisa A. Kro
William J. Post
Venkata “Murthy” Renduchintala
Paul H. Stebbins
Michael Sweeney
Mark R. Widmar
Norman L. Wright

Required Vote

For each of the ten nominees, the affirmative vote of a majority of the votes cast for such nominee is required to elect such nominee as a director. A person shall be considered to have received a majority of the votes cast with respect to such person’s election only if the number of votes cast “FOR” such person’s election exceeds the number of votes cast “AGAINST” such person’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “FOR” or “AGAINST” such person’s election. Proxies received from a stockholder of record that do not indicate a specific choice counted as a vote cast “FOR” such person’s election. You may not accumulate your votes for the election of directors. If an incumbent director receives less than a majority of votes cast with respect to his or her election, such director is required to promptly tender his or her resignation to the chair of the board for consideration by the nominating and governance committee.

Recommendation

The board of directors recommends a vote “FOR” the election of each of the foregoing nominees to the board of directors.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP

The audit committee of the board of directors is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. The audit committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2024. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2006 and has also provided certain tax and other audit-related services. See “Principal Accountant Fees and Services.” In order to ensure continuing auditor independence, the audit committee periodically considers whether there should be a rotation of our independent registered public accounting firm. The audit committee and the board of directors believe that the continued retention of PricewaterhouseCoopers LLP as our independent registered public accounting firm is in the best interests of the Company and its stockholders. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024 requires the affirmative vote of holders of a majority of the stock represented and voting on such question. “Abstentions” will not be counted as a vote cast either “FOR” or “AGAINST” this proposal, and proxies received from a stockholder of record that do not indicate a specific choice will be counted as a vote cast “FOR” this proposal.

Recommendation

The board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing stockholders with a non-binding advisory vote on executive compensation as required by the Exchange Act. At our annual meeting of stockholders in 2023, the stockholders indicated a preference to hold a non-binding advisory vote on executive compensation every year, as recommended by the board of directors.

Discussion

As described more fully in the “Compensation Discussion and Analysis” section above, the Company’s executive compensation program promotes a performance-based culture and is designed to align the interests of stockholders and executives through at-risk compensation tied to an appropriate balance of near-term and long-term objectives. We are dedicated to global leadership and to delivering superior stockholder value. Our executive compensation philosophy supports these objectives by attracting and retaining an accomplished management team and by motivating these employees to achieve business and financial goals that create value for stockholders in a manner consistent with First Solar’s mission and strategic plan.

For the foregoing reasons, our board of directors recommends that stockholders vote in favor of the following non-binding resolution:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation paid to named executive officers, as disclosed in the Company’s Proxy Statement relating to the 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative disclosure.”

Required Vote

The preference of the stockholders with respect to this non-binding advisory resolution will be determined based on the choice (“FOR” or “AGAINST”) receiving the greatest number of votes. “Abstentions” and “broker non-votes” will not be counted as a vote cast either “FOR” or “AGAINST” this non-binding advisory resolution, and proxies received from stockholders of record that do not indicate a specific choice will be voted “FOR” this non-binding advisory resolution.

Because the vote is advisory, it will not be binding upon the board of directors. However, the board of directors and compensation committee will take into account the outcome of this advisory vote when considering future executive compensation arrangements. The vote on this non-binding advisory resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the executive compensation disclosure rules of the SEC.

Recommendation

The board of directors recommends a vote “FOR” approval of the resolution set forth above to approve the compensation of our named executive officers.

PROPOSAL NO. 4
TO APPROVE AN AMENDMENT AND RESTATEMENT OF OUR BYLAWS TO PERMIT STOCKHOLDERS TO CALL SPECIAL MEETINGS

The board of directors has unanimously approved, and recommends that our stockholders approve, the amendment and restatement of our amended and restated bylaws (as further amended and restated, the “New Bylaws”) to enable stockholders to call special meetings, which would allow stockholders who own 25% or more of our outstanding common stock and who comply with the other applicable requirements, including a one-year holding period, to call a special meeting of the stockholders (the “Company Special Meeting Proposal”). Currently, only (i) the board of directors or (ii) the chair of the board of directors may call a special meeting of the Company’s stockholders. The description in this Proposal No. 4 should be read in conjunction with the full text of Article I, Section 3 and Article I, Section 7(b) of the New Bylaws, which is included as Appendix A to this proxy statement and is marked to show the proposed modifications.

If this Proposal No. 4 is approved by our stockholders and receives a greater number of affirmative votes than Proposal No. 5 (the “Stockholder Proposal”), the New Bylaws will become effective immediately.

Discussion

While the board of directors recognizes that providing stockholders the ability to request special meetings is viewed by some stockholders as an important corporate governance practice, special meetings should only be called to address critical, time-sensitive issues that cannot be delayed until the Company’s next annual meeting. Further, special meetings impose significant costs, both administrative and operational. The board of directors and the executive management team must devote significant time and attention to preparing for a special meeting, taking their attention away from their primary focus of overseeing and operating the Company’s business in the best interest of our stockholders.

For these reasons, the board of directors believes that a small percentage of stockholders should not be able to call a special meeting for their own narrow interests. The board of directors believes that a 25% common stock ownership threshold, with appropriate procedural requirements and limitations, including a one-year holding period, strikes an appropriate balance between ensuring stockholders have the right to require the Company to call a special meeting in the event of a critical, time-sensitive issue, while still adequately protecting the long-term interests of the Company and its stockholders. The board of directors also notes that, based on benchmarking against (i) U.S. incorporated companies included in the S&P 500 Index and (ii) companies included in the Company’s compensation peer group, among those that allow stockholders to call a special meeting, the majority have an ownership threshold of 25% or greater.

Overview of Related Changes to the New Bylaws

If the Company Special Meeting Proposal is approved by our stockholders and receives a greater number of affirmative votes than the Stockholder Proposal, the amendments in the New Bylaws to implement the special meeting right will become effective immediately, which include, among other things, provisions setting forth the procedural and informational requirements described below. The board of directors believes that these requirements are important to protect the long-term interests of the Company and its stockholders by deterring abuse of the right to call a special meeting. Among other things, these procedural and informational requirements ensure that the Company avoids duplicative and unnecessary special meetings addressing matters recently considered by stockholders or that stockholders will soon consider at an upcoming stockholder meeting. In addition, they provide certain protections so that the right to call a special meeting is not abused by short-term stockholders; certain protections with respect to stockholders that may benefit financially from a decline in the market price of the Company’s stock; and provide the Company with adequate information regarding the identity of the requesting stockholders and the matters proposed to be addressed at the special meeting. If this Proposal No. 4 is approved and receives a greater number of affirmative votes than the Stockholder Proposal, the New Bylaws will include the following provisions:

•Any special meeting request must set forth information regarding the specific purpose(s) and business proposed to be conducted at the special meeting and information regarding the requesting stockholder(s).

•The requesting stockholders must demonstrate that they have owned 25% or more of the Company’s outstanding common stock for at least one year. Ownership of the Company’s common stock will be determined based on a “net long” ownership definition (generally requiring full voting and investment rights and full economic interest with respect to the shares).

•The secretary of the Company (the “Secretary”) will not be required to call a special meeting of stockholders if:

◦the procedures in our bylaws, as amended from time to time, are not complied with;

◦the business requested to be conducted at the special meeting is not a proper subject for stockholder action under applicable law;

◦an identical or substantially similar item of business is to be covered at a stockholder meeting called by the board of directors to be held within sixty (60) days after the request is received or an identical or substantially similar item was presented at a meeting held within one hundred and twenty (120) days prior to the receipt of notice for the requested special meeting;

◦the request is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; or

◦in certain cases, the requesting stockholders revoke their request or their stock ownership falls below the 25% ownership threshold.

•The business conducted at any special meeting requested by stockholders will be limited to the purposes stated in the request for the special meeting, but the board of directors may include additional matters for consideration.

Required Vote

Approval of this proposal requires the affirmative vote of holders of a majority of the stock represented and voting on such question. “Abstentions” and “broker non-votes” will not be counted as a vote cast either “FOR” or “AGAINST” this proposal, and proxies received from a stockholder of record that do not indicate a specific choice will be counted as a vote cast “FOR” this proposal.

What if our stockholders approve both the Company Special Meeting Proposal and the Stockholder Proposal, or approve only one of them?

Our Stockholders may vote in favor of both this Proposal No. 4 (the Company Special Meeting Proposal) and Proposal No. 5 (the Stockholder Proposal). However:

•If the Company Special Meeting Proposal receives a sufficient number of affirmative votes for approval and the Stockholder Proposal receives less than the number of affirmative votes necessary for approval, then the Company Special Meeting Proposal will be binding on us. In that event, the New Bylaws will become effective immediately.

•If the Stockholder Proposal receives a sufficient number of affirmative votes for approval and the Company Special Meeting Proposal receives less than the number of affirmative votes necessary for approval, then the board of directors will amend the Company’s amended and restated bylaws with the right to call a special meeting with provisions generally consistent with those specified in the Stockholder Proposal.

•If each of the Company Special Meeting Proposal and the Stockholder Proposal receives a sufficient number of affirmative votes for approval, then we will implement the proposal that received the greater number of affirmative votes.

•If neither the Company Special Meeting Proposal nor the Stockholder Proposal receives a sufficient number of affirmative votes for approval, then we will not implement either proposal.

Recommendation

The board of directors recommends a vote “FOR” the approval of an amendment and restatement of our bylaws to permit stockholders to call special meetings, as set forth in this Proposal No. 4.

PROPOSAL NO. 5
STOCKHOLDER PROPOSAL – ADOPT A SHAREHOLDER RIGHT TO CALL A SPECIAL SHAREHOLDER MEETING

The Company has received notice of the intention of stockholder John Chevedden to present a proposal for voting at the annual meeting. The text of the stockholder proposal and supporting statement appear below exactly as received by the Company. Statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent of the stockholder proposal, and we take no responsibility for its content. The Company will provide the address and stockholdings (to the Company’s knowledge) of the proponent upon request made to First Solar’s Corporate Secretary at 350 West Washington Street, Suite 600, Tempe, Arizona 85288 or by calling (602) 414-9300.

If the proponent of this proposal, or representatives who are qualified under state law, is present at our annual meeting and submits the proposal for a vote, then the proposal will be voted upon.

Beginning of Stockholder Proposal and Statement of Support

Proposal 5 – Adopt a Shareholder Right to Call a Special Shareholder Meeting

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting (or the lowest percentage according to state law) regardless of length of stock ownership also in accordance with state law. And to enable street name shareholders and non street name shareholder to have as much equal rights in calling for a special shareholder meeting as allowed by state law. This includes making the necessary changes in plain English.

Calling for a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call for a special shareholder meeting is that it gives shareholders at least significant standing to engage effectively with management.

Management will have an incentive to genuinely engage with shareholders instead of stonewalling if shareholders have a realistic Plan B option of calling a special shareholder meeting. Often the management of a company will claim that shareholders have multiple means that are as effective as mailing a post card to the CEO. A reasonable shareholder right to call a special shareholder meeting is an important step for effective shareholder engagement with management.

Since a special shareholder meeting can be called to replace a director, adoption of this proposal could foster better performance by our directors.

With the widespread use of online shareholder meetings it is much easier for management to conduct a special shareholder meeting and our bylaws thus need to be updated accordingly.

Please vote yes:
Adopt a Shareholder Right to Call a Special Shareholder Meeting – Proposal 5

End of Stockholder Proposal and Statement of Support

Statement of the Board of Directors in Opposition to the Stockholder Proposal

The board of directors recommends that stockholders vote “AGAINST” this proposal because it is unnecessary and not in the best interests of the Company or its stockholders in light of the Company’s binding proposal to permit stockholders to call special meetings set forth in Proposal No. 4 (the “Company Special Meeting Proposal”).

The board of directors believes that the stockholder proposal does not strike an appropriate balance between enhancing stockholder rights and adequately protecting stockholder interests. The board of directors recognizes that providing stockholders the ability to request special meetings is viewed by some stockholders as an important corporate governance practice. However, the board of directors believes that a small minority of stockholders should not be entitled to utilize the mechanism of special meetings for their own interests, which may not be shared more broadly by stockholders of the Company. Failure to aggregate sufficient stock ownership to reach the 25% ownership threshold sought by the Company Special Meeting Proposal would be a strong indicator that sufficient interest among the majority of stockholders does not exist to warrant calling a special meeting. Lowering this threshold risks giving a single stockholder or a very small group of stockholders a disproportionate amount of influence over the Company’s affairs. For this reason, the board of directors believes that the 25% ownership threshold in the Company Special Meeting Proposal is more appropriate than the 10% threshold in this stockholder proposal. Based on benchmarking against (i) U.S. incorporated companies included in the S&P 500 Index and (ii) companies included in the Company’s compensation peer group, among those that allow stockholders to call a special meeting, the majority have an ownership threshold of 25% or greater.

In addition, special meetings of the stockholders can be potentially disruptive to business operations and to long-term stockholder interests and can cause the Company to incur substantial expenses. Accordingly, the board of directors believes that special meetings of the stockholders should be extraordinary events. Likewise, the board of directors believes that stockholders should not be able to call special meetings in close proximity to an annual meeting or when the matters to be addressed have been recently considered or are planned to be considered at another meeting.

This stockholder proposal also is unnecessary given our commitment to strong and effective corporate governance principles. The Company maintains robust governance practices that promote board accountability, including:

•8 of the 10 director nominees are “independent” under the standards adopted by the Securities and Exchange Commission and The Nasdaq Stock Market LLC;
•the Audit, Compensation, and Nominating and Corporate Governance Committees are each comprised solely of independent directors;
•we conduct annual elections for all directors which are subject to a majority voting standard;
•we conduct annual board and committee assessments;
•we provide an annual say-on-pay vote;
•we provide for proxy access; and
•we provide opportunities for our stockholders to communicate directly with any board member.

In light of these considerations, the board of directors believes that the Company Special Meeting Proposal strikes the appropriate balance between enhancing the rights of stockholders and adequately protecting long-term stockholder interests to provide that stockholders who satisfy the 25% ownership threshold and comply with certain additional procedures and limitations have the ability to require the Company to call a special meeting. After careful deliberation, the board of directors has determined that the Company Special Meeting Proposal set forth in Proposal No. 4, and not this stockholder proposal, is in the long-term, best interest of the Company and its stockholders.

Required Vote

Approval of this stockholder proposal requires the affirmative vote of holders of a majority of the stock represented and voting on such question. “Abstentions” and “broker non-votes” will not be counted as a vote cast either “FOR” or “AGAINST” this proposal, and proxies received from a stockholder of record that do not indicate a specific choice will be counted as a vote cast “AGAINST” this proposal.

Recommendation

The board of directors recommends a vote “AGAINST” the adoption of this stockholder proposal.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during the year ended December 31, 2023, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements, with the exception of a late Form 4 filing for the March 6, 2023 RSU grant for each of the following officers: Mark R. Widmar, Alexander R. Bradley, Georges Antoun, Michael Koralewski, Kuntal Kumar Verma, Patrick Buehler, Markus Gloeckler, Caroline Stockdale, Jason Dymbort, and Byron Jeffers. In making such statement, we have relied upon examination of the copies of Forms 3, 4, and 5 provided to us and the written representations of our directors and executive officers.

OTHER MATTERS

It is not anticipated that any matters other than those described in this proxy statement will be brought before the annual meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

HOUSEHOLDING

The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We will promptly deliver a separate copy of the proxy materials to each stockholder who has been “householded” if such stockholder requests the Company to do so. If you desire to receive separate copies of any of our future proxy materials, or if you are receiving multiple copies of such proxy materials and would like to receive only one copy for your household, you should contact your broker, bank, or other nominee, or you may contact us by telephone at (602) 414-9300 or by mail at Investor Relations, First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85288. Our proxy materials are also available free of charge at www.edocumentview.com/fslr.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

A stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement pursuant to Rule 14a-8 of the Exchange Act must submit the proposal so that it is received by us no later than November 28, 2024. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to First Solar’s Corporate Secretary at First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85288.

If a stockholder does not submit a proposal for inclusion in next year’s proxy statement, but instead wishes to present it directly at next year’s annual meeting of stockholders, our bylaws require that the stockholder notify us in writing on or before the close of business on February 7, 2025, but no earlier than the opening of business on January 8, 2025, to be considered at that meeting. Proposals received after the close of business on February 7, 2025 will not be voted on at the annual meeting. In addition, such proposal must also include, among other things, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; the text of the proposal or business (including the text of any resolutions proposed for consideration); the name and address, as they appear on the Company’s books, of the stockholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; the class or series and number of shares of the Company which are beneficially owned or owned of record by the stockholder and the beneficial owner; any material interest of the stockholder in such business; a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to attend such meeting to propose such business; and a representation whether the stockholder intends to solicit proxies in support of the proposal. If the stockholder wishes to nominate one or more persons for election as a director, such stockholder’s notice must comply with additional provisions as set forth in our bylaws, including certain information with respect to the persons nominated for election as directors and any information relating to the stockholder that would need to be disclosed in a proxy filing. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than First Solar nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act and our bylaws no later than February 7, 2025. Any such proposals should be directed to our Corporate Secretary as noted above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the audit committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any other of the Company’s filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

The audit committee is comprised of five non-management directors, each of whom is independent as that term is defined in the NASDAQ Marketplace Rules and satisfies the audit committee independence standard under Rule 10A-3(b)(1) of the Exchange Act.

The audit committee operates under a written audit committee charter that was approved by the audit committee and board of directors. The audit committee held six meetings during 2023.

The audit committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the audited financial statements of the Company for the year ended December 31, 2023. The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board, as in effect on the date of this proxy statement.

PricewaterhouseCoopers LLP provided to the audit committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and the audit committee discussed with PricewaterhouseCoopers LLP the latter’s independence, including whether its provision of non-audit services compromised such independence.

Based on the reviews and discussions described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Submitted by the Members of the Audit Committee

Lisa A. Kro (Chair)
Richard D. Chapman
Molly E. Joseph
Craig Kennedy
Paul H. Stebbins

APPENDIX A

Amendments to the Amended and Restated Bylaws of First Solar, Inc. (the “Bylaws”) to Permit Stockholders to Call Special Meetings

If our stockholders approve Proposal No. 4., the Board intends to amend Article I Section 3 and Section 7(b) of the Bylaws as follows (with additions shown in underlined text and deletions shown in text that has been struck through):

ARTICLE I.
Meetings of Stockholders.

[...]

Section 3. Special Meetings. Unless otherwise prescribed by law or by the Amended and Restated Certificate of Incorporation, subject to the rights of the holders of any series of preferred stock of the Corporation with respect to special meetings of the holders thereof, special meetings of the stockholders of the Corporation may be called at any time only by (i) the Board of Directors ~~or~~, (ii) the Chair of the Board of Directors~~.~~ or (iii) the Secretary of the Corporation at the written request in proper form, made in accordance with this Section 3, by one or more record holders (or their duly authorized agents) having an aggregate “net long position” (defined below) of at least twenty-five percent (25%) of the outstanding common stock of the Corporation as of the date such request is delivered to the Corporation, and having held such net long position continuously for at least one year prior to the date such request is delivered to the Corporation (the “Requisite Special Meeting Percent”). Any disposition by a requesting party (as defined below) after the date such request is delivered to the Corporation of any shares of common stock of the Corporation shall be deemed a revocation of such request with respect to such shares and such shares will not be included in determining whether the Requisite Special Meeting Percent has been satisfied.

For purposes of this Section 3 and determining the Requisite Special Meeting Percent, “net long position” shall be determined with respect to each record holder requesting a special meeting and each beneficial owner who is directing a record holder to act on such owner’s behalf (each record holder and beneficial owner, a “requesting party”) in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that:

(i) for purposes of such definition, in determining such requesting party’s “short position,” the reference in such Rule to (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the date the relevant special meeting request is delivered to the Corporation and all dates in the one-year period prior thereto, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the common stock of the Corporation on The NASDAQ Global Select Market (or such other securities exchange designated by the Board of Directors if the common stock of the Corporation is not listed for trading on The NASDAQ Global Select Market) on such corresponding date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation and (D) a “subject security” shall refer to the issued and outstanding shares of common stock of the Corporation; and

(ii) the net long position of such requesting party shall be reduced by the number of shares of common stock of the Corporation as to which the Board of Directors determines that such requesting party does not, or will not, have the right to vote or direct the vote at such special meeting or as to which the Board of Directors determines that such requesting party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

Whether a requesting party has complied with the requirements of this Section 3 shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders. Nothing herein shall be construed to give any stockholder a right to fix the date, time, or place, if any, of, or to fix any record date for, any special meeting of the stockholders of the Corporation.

In order for a stockholder requested special meeting under this Section 3 (a “Stockholder Requested Special Meeting”) to be called, one or more written requests for a special meeting (each, a “Stockholder Special Meeting Request,” and collectively, the “Stockholder Special Meeting Requests”) must be signed by the Requisite Special Meeting Percent of record holders (or their duly authorized agents) and must be delivered to the Secretary of the Corporation. The Stockholder Special Meeting Request shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation by registered mail, return receipt requested. To be validly made in accordance with these bylaws, a Stockholder Special Meeting Request must:

(a) set forth a statement of the specific purpose of the meeting and the matters proposed to be acted on at it;

(b) as to each purpose for which the meeting is to be called, set forth (A) a reasonably brief description of such purpose, (B) a reasonably brief description of the specific proposal to be made or business to be conducted at the special meeting in connection with such purpose, (C) the text of any proposal or business to be considered at the special meeting in connection with such purpose (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (D) the reasons for calling a special meeting of the stockholders for such purpose, and (E) a reasonably brief description of any material interest of each requesting party in any proposal or business to be considered at the special meeting in connection with such purpose;

(c) bear the date of signature of each record holder (or duly authorized agent) signing the Stockholder Special Meeting Request;

(d) set forth (A) the name and address, as they appear in the Corporation’s stock ledger, of each such record holder (or on whose behalf the Stockholder Special Meeting Request is signed) and (B) the number of shares of common stock of the Corporation that are owned of record and beneficially by each such stockholder;

(e) include documentary evidence (A) of each such stockholder’s record and beneficial ownership of such common stock and (B) that the ownership of common stock of the Corporation by the requesting party satisfies the Requisite Special Meeting Percent;

(f) include (A) an acknowledgment of the requesting party that any disposition by such stockholder after the delivery to the Corporation of the Stockholder Special Meeting Request of any shares of common stock of the Corporation shall be deemed a revocation of the Stockholder Special Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Special Meeting Percent has been satisfied and (B) a commitment by such stockholder to continue to satisfy the Requisite Special Meeting Percent through the date of the Stockholder Requested Special Meeting and to notify the Corporation upon any disposition of any shares of the Corporation’s common stock;

(g) set forth a representation that each record holder or beneficial owner requesting the special meeting, or one or more representatives of each such record holder or beneficial owner, intends to appear in person at the special meeting to present the business bought before the special meeting;

(h) set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act; and

(i) contain the information required by Section 7(b)(iii) of Article I of these bylaws, to the extent not already provided as required by this Section 3.

Each requesting party is required to supplement and update the information required by the foregoing clauses (a) through (i), as necessary, so that such information shall be true and correct as of the fifth business day prior to the Stockholder Requested Special Meeting.

In determining whether a special meeting of the stockholders has been validly requested by stockholders satisfying, in the aggregate, the Requisite Special Meeting Percent, multiple Stockholder Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if each such Stockholder Special Meeting Request (x) identifies substantially the same purpose of or business intended to be brought before the special meeting of the stockholders of the Corporation and substantially the same reasons for conducting such business at the special meeting, as determined by the Board of Directors, and (y) has been dated and delivered to the Secretary of the Corporation within 60 days of the earliest dated Stockholder Special Meeting Request relating to such business.

Any requesting party may revoke its special meeting request at any time by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation by registered mail, return receipt requested, and if, following such revocation or any time after the delivery of a valid Stockholder Special Meeting Request, there are unrevoked requests from stockholders holding in the aggregate less than the Requisite Special Meeting Percent, the Board of Directors, in its discretion, may cancel the special meeting. The requesting party shall certify in writing to the Secretary of the Corporation on the fifth business day prior to the Stockholder Requested Special Meeting as to whether such stockholder continues to satisfy the Requisite Special Meeting Percent.

Notwithstanding the foregoing, the Secretary of the Corporation shall not be required to call a Stockholder Requested Special Meeting if:

(a) the Board of Directors calls an annual or special meeting of the stockholders to be held not later than 60 days after the date on which a valid Stockholder Special Meeting Request has been delivered to the Secretary of the Corporation (the “Delivery Date”) relating to an identical or substantially similar item (a “Similar Item”) (as determined by the Board of Directors) to the item identified in the Stockholder Special Meeting Request; or

(b) the Stockholder Special Meeting Request (A) is received by the Secretary of the Corporation during the period commencing 90 days prior to the anniversary date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (B) contains a Similar Item to an item that was presented at any meeting of stockholders held within 120 days prior to the Delivery Date; (C) relates to an item of business that is not a proper subject for stockholder action under applicable law; (D) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (E) does not comply with the provisions of this Section 3.

Any special meeting shall be held at such date, time and place, if any, as may be fixed by the Board of Directors in accordance with these bylaws and the Delaware General Corporation Law. In the case of a Stockholder Requested Special Meeting, such meeting shall be held at such date, time and place, if any, as may be fixed by the Board of Directors, on condition that the date of any Stockholder Requested Special Meeting shall be not more than 120 days after the Delivery Date. In fixing a date, time and place, if any, for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. The Board of Directors may postpone or reschedule any special meeting of the stockholders. Nothing herein shall be construed (i) to give any stockholder a right to fix the date, time, or place, if any, of, or to fix any record date for, any special meeting of the stockholders of the Corporation or (ii) as limiting, fixing or affecting the time when a special meeting of the stockholders called by action of the Board of Directors may be held.

Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Business transacted at any Stockholder Requested Special Meeting shall be limited to the business stated in the Stockholder Special Meeting Request, except that nothing herein shall prohibit the Board of Directors from submitting matters, whether or not described in the Stockholder Special Meeting Request, to the stockholders at any Stockholder Requested Special Meeting. Notwithstanding the provisions of this Section 3 of these bylaws, unless otherwise required by law, if the stockholders (or qualified representatives of the stockholders) who submitted Stockholder Special Meeting Requests do not appear at the Stockholder Requested Special Meeting for the presentation of the matters that were specified in the Stockholder Special Meeting Request, the Corporation need not present such matters for a vote at such meeting. Nothing herein will limit the power of the Board of Directors or chair appointed for any special meeting in respect of the conduct of any such meeting.

[...]

Section 7. Order of Business. [...] (b) Annual Meetings. (i) Except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at any annual meeting of the stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation (1) who is a holder of record at the time of the giving of the notice provided for in this Section 7 and at the time of the annual meeting of the stockholders, (2) who is entitled to vote at the annual meeting and (3) who complies with the procedures set forth in this Section 7. The immediately preceding sentence shall be the exclusive means for stockholders to make nominations or to bring other business proposals before an annual meeting of stockholders (other than matters properly brought under Rule 14a-8 under the ~~Securities~~ Exchange Act ~~of 1934, as amended (such act, and all rules and regulations promulgated thereunder, the “Exchange Act”)~~, and included in the Corporation’s notice of meeting). Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors.

First Solar

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2, 3 and 4 and AGAINST Proposal 5.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Michael J. Ahearn	☐	☐	☐
02 - Anita Marangoly George	☐	☐	☐
03 - Molly E. Joseph	☐	☐	☐
04 - Lisa A. Kro	☐	☐	☐
05 - William J. Post	☐	☐	☐
06 - Venkata "Murthy" Renduchintala	☐	☐	☐
07 - Paul H. Stebbins	☐	☐	☐
08 - Michael Sweeney	☐	☐	☐
09 - Mark R. Widmar	☐	☐	☐
10 - Norman L. Wright	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 6 0 8 9 5 4

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03YM5B

The 2024 Annual Meeting of Stockholders of First Solar, Inc.
will be held on Wednesday, May 8, 2024, at 12:00 p.m., ET, virtually via the internet at
meetnow.global/MTZZGUR

To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FSLR

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

First Solar

Proxy — First Solar, Inc.

Solicited on Behalf of the Board of Directors for the Annual Meeting, May 8, 2024

2024 Annual Meeting of First Solar, Inc. Stockholders
May 8, 2024, 12:00 p.m. (Eastern Time)

The undersigned hereby appoints Mark R. Widmar and Jason E. Dymbort (the "proxies"), or any of them, with full power of substitution, to represent and to vote the Common Stock of the undersigned at the annual meeting of stockholders of First Solar, Inc., to be held virtually via the Internet on May 8, 2024, at 12:00 p.m., Eastern Time or at any adjournment thereof as stated on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The shares represented by the proxy will be voted as specified. If no choice is indicated, the proxy holders will vote "FOR" each of the ten director nominees named above and "FOR" Proposals 2, 3 and 4 and "AGAINST" Proposal 5. Unless you are voting via the Internet or telephone, the proxies cannot vote your shares unless you sign and return this card.

C Non-Voting Items

Change of Address — Please print new address below.